                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       SERVICE CORPORATION INTERNATIONAL
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

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
                      SERVICE CORPORATION INTERNATIONAL

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                PROXY STATEMENT AND 1995 ANNUAL MEETING NOTICE



                                   [PHOTO]

TABLE OF CONTENTS
- -----------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING ..............................................    3
SOLICITATION AND REVOCABILITY OF PROXIES ..............................    5
ELECTION OF DIRECTORS .................................................    5
PROPOSAL TO APPROVE THE 1995 STOCK PLAN
    FOR NON-EMPLOYEE DIRECTORS ........................................    8
PROPOSAL TO APPROVE THE 1995 INCENTIVE EQUITY PLAN ....................    9
PROPOSAL WITH RESPECT TO THE 1993 LONG-TERM
    INCENTIVE STOCK OPTION PLAN ......................................    12
OVERVIEW OF EXECUTIVE COMPENSATION ...................................    16
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ..............    18
CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS ...........    21
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ..........    25
CERTAIN TRANSACTIONS .................................................    26
VOTING SECURITIES AND PRINCIPAL HOLDERS ..............................    29
INDEPENDENT ACCOUNTANTS ..............................................    30
OTHER MATTERS ........................................................    32



ANNEX A
- -----------------------------------------------------------------------------
SERVICE CORPORATION INTERNATIONAL 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

ANNEX B
- -----------------------------------------------------------------------------
SERVICE CORPORATION INTERNATIONAL 1995 INCENTIVE EQUITY PLAN

ANNEX C
- -----------------------------------------------------------------------------
SERVICE CORPORATION INTERNATIONAL 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN

SERVICE CORPORATION INTERNATIONAL


Proxy Statement and
1995 Annual Meeting
Notice


Service Corporation International
1929 Allen Parkway, P.O. Box 130548
Houston, Texas 77219-0548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 1995

TO OUR SHAREHOLDERS:

  The Annual Meeting of Shareholders of Service Corporation International will be held in the Texas Commerce Center Auditorium, First Floor, Texas Commerce Center, 601 Travis, Houston, Texas, on Thursday, May 11, 1995, at 10:00 a.m., Houston time, for the following purposes:

  (1) To elect five directors as members of the class of directors to serve until the third succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified;

  (2) To consider and act on a proposal to approve the 1995 Stock Plan for Non-Employee Directors;

  (3) To consider and act on a proposal to approve the 1995 Incentive Equity
Plan;

  (4) To consider and act on a proposal with respect to the 1993 Long-Term Incentive Stock Option Plan; and

  (5) To act on such other business that may properly come before the meeting or any adjournment(s) thereof.

  The transfer books of the Company will not be closed, but only holders of Common Stock of record at the close of business on March 24, 1995 will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding stock entitled to vote is required for a quorum.

  The management sincerely desires your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. If you attend the meeting, you may revoke your proxy and vote in person.


                                             By Order of the Board of Directors




                                             James M. Shelger, Secretary

                                             Houston, Texas

                                             April 17, 1995

PROXY STATEMENT
Service Corporation International
1929 Allen Parkway, P.O. Box 130548
Houston, Texas 77219-0548

SOLICITATION AND REVOCABILITY OF PROXIES
  This proxy statement is furnished in connection with the solicitation by the Board of Directors of Service Corporation International, a Texas corporation ("SCI" or the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held in the Texas Commerce Center Auditorium, First Floor, Texas Commerce Center, 601 Travis, Houston, Texas, on Thursday, May 11, 1995, at 10:00 a.m., Houston time, and at any recess or adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 17, 1995. A copy of the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1994, including the consolidated financial statements, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting.
  At March 24, 1995, the Company had outstanding and entitled to vote 95,916,424 shares of Common Stock, $1.00 par value ("Common Stock"). The holders of Common Stock will be entitled to one vote per share on each matter considered. A majority of the votes entitled to be cast must be represented at the meeting, in person or by proxy, so that a quorum may be present for the transaction of business. Only shareholders of record at the close of business on March 24, 1995 will be entitled to vote at the Annual Meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the meeting is required for (a) the election of directors, (b) the approval of the 1995 Stock Plan for Non-Employee Directors, (c) the approval of the 1995 Incentive Equity Plan,
(d) the approval of the proposal with respect to the 1993 Long-Term Incentive Stock Option Plan, and (e) the approval of such other matters as may properly come before the meeting or any adjournment thereof.
  The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by a later dated proxy or by written notice of revocation filed with the Secretary of the Company. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.
  In the election of directors, a shareholder has the right to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected. The Company's articles of incorporation do not permit cumulative voting. Abstentions are counted toward the calculation of a quorum. An abstention has the same effect as a vote against the proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter.

ELECTION OF DIRECTORS
  The Board of Directors is divided into three classes which have staggered terms of three years each. The five directors whose terms expire at this Annual Meeting have been renominated for three-year terms expiring at the 1998 Annual Meeting of Shareholders. The terms of office of the directors in the other two classes expire at the Annual Meetings of Shareholders to be held in 1996 and 1997.
  The enclosed form of proxy provides a means for the holders of Common Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided below.
  Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board of Directors.
  The following table sets forth, as to each nominee for election and each director whose term will continue, such person's name, the committees on which such person serves, the person's principal occupation during the past five years, certain other directorships, if any, held by such person, the year in which such person was first elected a director of the Company and the person's age. Unless otherwise indicated, each person listed below has been engaged in the principal occupation stated for the past five years.

Nominees for terms expiring
at the 1998 Annual Meeting:

[PHOTO]              Retired.
                     Audit Committee

DOUGLAS M. CONWAY
Year First Became A Director: 1981  Age: 74


[PHOTO] Retired. Mr. Gavin is a member of the Board of Directors of Stepan Company, BWIP International and Huntco Inc. and a Trustee of Benchmark Funds.
                     Audit Committee

JAMES J. GAVIN, JR.
Year First Became A Director: 1986  Age: 72


[PHOTO] Chairman of the Board and Chief Executive Officer of Huntco Inc. (intermediate steel processor). Mr. Hunter is a member of the Board of Directors of Huntco Inc., Mark Twain Bancshares, Inc., Cash America International, Inc. and Celebrity, Inc.
                     Executive Committee

B.D. HUNTER
Year First Became A Director: 1986  Age: 65


[PHOTO] Chairman of the Board of Directors, The John W. Mecom Company (personal and family investments).
                     Compensation Committee

JOHN W. MECOM, JR.
Year First Became A Director: 1983  Age: 55


[PHOTO] Executive Vice President of the Company since February 1995. From February 1993 to February 1995, Mr. Rizzo was Executive Vice President and Chief Financial Officer/Treasurer. From February 1990 to February 1993, Mr. Rizzo was Executive Vice President and Chief Financial Officer. From May 1989 to February 1990, Mr. Rizzo was Senior Vice President and Executive Assistant to the Chairman. Mr. Rizzo is a member of the Board of Directors of Cash America International, Inc., Hallmark Financial Services and Tanknology Environmental, Inc.
                     Corporate Finance Committee,
                     Investment Committee


SAMUEL W. RIZZO
Year First Became A Director: 1990  Age: 59


Directors whose terms expire
at the 1996 Annual Meeting:


[PHOTO]              Personal and family trust investments.
                     Executive Committee,
                     Audit Committee,
                     Investment Committee

JACK FINKELSTEIN
Year First Became A Director: 1965  Age: 67


[PHOTO] Chairman, Shelton W. Greer Co., Inc. (engineering, manufacturing, fabrication and installation of building specialty products). Mr. Greer is a member of the Board of Directors of Cash America International, Inc., AmeriCredit Corp. and Tanknology Environmental, Inc. Compensation Committee

JAMES H. GREER
Year First Became A Director: 1978  Age: 68


[PHOTO] President and Chief Operating Officer of the Company since February 1990. Prior thereto, Mr. Heiligbrodt was
                     Executive Vice President of the Company since May 1989.
                     Mr. Heiligbrodt is a member of the Board of Directors of BJ Services Company.
                     Corporate Finance Committee,
                     Executive Committee,
                     Investment Committee,
                     Directors Stock Committee

L. WILLIAM HEILIGBRODT
Year First Became A Director: 1975  Age: 53

[PHOTO] Chairman, President and Chief Executive Officer of AmeriCredit Corp. (financing of automotive vehicles) since July 1, 1988. Mr. Morris is also a member of the Board of Directors of AmeriCredit Corp. and Cash America International, Inc.
                     Corporate Finance Committee

CLIFTON H. MORRIS, JR.
Year First Became A Director: 1990  Age: 59


[PHOTO] Executive Vice President Operations of the Company since February 1991, and Chairman of the Board and President of Service Corporation International (Canada) Limited (a subsidiary of the Company) since January 1990. From February 1990 to February 1991, Mr. Waltrip was Executive Vice President and Chief Executive Officer of the Company's Funeral Division. Prior thereto, Mr. Waltrip was Executive Vice President since May 1989. Mr. Waltrip is a member of the Board of Directors of Tanknology Environmental, Inc.
                     Corporate Finance Committee,
                     Executive Committee,
                     Investment Committee,
                     Directors Stock Committee

W. BLAIR WALTRIP
Year First Became A Director: 1986  Age: 40

Director whose terms expire
at the 1997 Annual Meeting:


[PHOTO] President and Chief Executive Officer, Wertheim Schroder Investment Services, Inc. (asset management firm) since January 1990 and Managing Director, Wertheim Schroder & Co., Inc. (investment banking firm) since October 1989. Prior thereto, from 1979 to June 1989, Mr. Coelho was a member of the U.S. House of Representatives. Mr. Coelho is a member of the Board of Directors of ICF Kaiser International, Inc., Tanknology Environmental, Inc., Circus Circus Enterprises, Inc., Specialty Retail Group, Inc. and Telecommunications, Inc.
                     Corporate Finance Committee

ANTHONY L. COELHO
Year First Became A Director: 1991  Age: 52


[PHOTO] President, A. J. Foyt Enterprises, Inc. (designer, manufacturer and exhibitor of high-speed engines and racing vehicles and marketer of automotive vehicles). Mr. Foyt is a member of the Board of Directors of Adesa Auction Corp.
                     Corporate Finance Committee

A. J. FOYT, JR.
Year First Became A Director: 1974  Age: 60


[PHOTO]              Attorney, Thornton & Burnett, Attorneys at Law
                     Executive Committee,
                     Audit Committee,
                     Compensation Committee

E. H. THORNTON, JR.
Year First Became A Director: 1962  Age: 85


[PHOTO] Chairman of the Board and Chief Executive Officer of the Company. Mr. Waltrip is a member of the Board of Directors of Cash America International, Inc. and Tanknology Environmental, Inc.
                     Executive Committee,
                     Investment Committee,
                     Directors Stock Committee

R. L. WALTRIP
Year First Became A Director: 1962  Age: 64


[PHOTO] Henry Gardiner Symonds Professor and Director of the Entrepreneurship Program at the Jesse H. Jones Graduate School of Administration at Rice University, and Managing Director of First Texas Venture Capital (investment company). Mr. Williams is a member of the Board of Directors of EQUUS II, Incorporated.
                     Executive Committee,
                     Audit Committee,
                     Investment Committee

EDWARD E. WILLIAMS
Year First Became A Director: 1991  Age: 49

Meetings and Committees
of the Board of Directors
  The Board of Directors held five meetings during 1994. Standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee, Investment Committee, Corporate Finance Committee and Directors
Stock Committee.
  The Executive Committee has authority to exercise many of the powers of the Board, including selections made upon its own motion of nominees for election to the Board, and generally acts during periods when there is no regular meeting of the Board. The Executive Committee held twelve meetings during 1994.
  The primary functions of the Audit Committee are to review the scope and results of audits by the Company's independent and internal auditors, internal accounting controls, non-audit services performed by the independent accountants and the cost of all accounting and financial services. During 1994, the Audit Committee held two meetings.
  The Compensation Committee, which has the general duty to review and approve compensation for officers, including the granting of bonuses and the administration of the Company's stock and stock option plans, held three meetings during 1994.
  The Investment Committee's primary functions are to establish overall guidelines and review the transactions in the investment portfolios of independent trusts which hold funds collected by the Company and required to be trusted under various state laws. During 1994, the Investment Committee held twelve meetings.
  The purpose of the Corporate Finance Committee is to review certain transactions which materially affect the financial condition of the Company, including issuances of securities of the Company. During 1994, this committee held one meeting.
  The Directors Stock Committee administers the 1990 Stock Plan For
Non-Employee Directors. This committee did not hold any meetings in 1994.
  During 1994, each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

PROPOSAL TO APPROVE THE 1995
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
  The Board of Directors has adopted, subject to approval by shareholders, the Service Corporation International 1995 Stock Plan for Non-Employee Directors (the "Stock Plan"). Approval of the proposed Stock Plan will require the affirmative vote of a majority in interest of the holders of all the Company's securities voting thereon. The Stock Plan will replace the 1990 Stock Plan for Non-Employee Directors which expired after the Company's 1994 Annual Meeting of Shareholders. The Stock Plan provides for the automatic awards from time to time to directors and directors emeritus who are not employees of the Company or its subsidiaries (12 persons at present), of restricted shares up to an aggregate of 120,000 shares of Common Stock. The purpose of the Stock Plan is to provide a means through which the Company may attract able persons who are not employees to serve as directors of the Company and to provide a means whereby those non-employee directors and directors emeritus whose present and potential contributions to the welfare of the Company are essential, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to serve as directors and directors emeritus. The Board of Directors recommends that shareholders vote in favor of adopting the Stock Plan. The following summary description of the Stock Plan is qualified in its entirety by reference to the full text of the Stock Plan, which is attached to this Proxy Statement as Annex A.
  Awards Under the Stock Plan. If approved by the shareholders, the Stock Plan shall, from 1995 to 2000 inclusive, automatically provide yearly awards of restricted Common Stock to each director who is serving on the Board and to each director emeritus at the time of such award and who is not also an employee of the Company or its subsidiaries. No consideration is paid by a participant upon award of restricted Common Stock. Each award will be made on the second Thursday of May for an amount of 1,500 shares. Each award will have a restriction period which will lapse on the second Thursday in May of the year following the year the award is granted. If the director or director emeritus terminates service as a director or director emeritus for any reason other than disability or death prior to the lapse of the restriction period, the restricted shares shall be forfeited. The restrictions shall lapse upon the occurrence of death or total and permanent disability of the participant. While the restrictions are in effect, the shares cannot be sold, pledged or transferred. Except for the restrictions described above, a participant in the Stock Plan who has been awarded shares of restricted Common Stock has all the rights of a holder of Common Stock, including the right to receive dividends paid on such shares and the right to vote such shares.
  The Stock Plan will be administered by the Directors Stock Committee of the Board of Directors. The Directors Stock Committee will be authorized to interpret the Stock Plan but will have no discretion with respect to the selection of directors or directors emeritus to receive awards of restricted Common Stock or the number of shares subject to the Stock Plan or to each grant thereunder. No member of the Directors Stock Committee is eligible to participate in the Stock Plan. The Board may suspend or terminate the Stock
Plan or revise or amend it in certain respects.
  Each recipient of an award of restricted stock must enter into an agreement with the Company that sets forth the terms and conditions of such award and such other matters as the

Directors Stock Committee may determine, including compliance with applicable securities laws. Each certificate for the shares of the Common Stock issued under the Stock Plan as restricted stock will be registered in the name of the participant, and such certificate, together with a stock power endorsed in blank, will be deposited with the Company. Each such certificate will be released upon the conclusion of the period during which the restrictions are effective.
  Other Provisions. The Stock Plan provides that the number of shares subject thereto and restricted Common Stock awards made thereunder are subject to equitable adjustment in the event of stock dividends, stock splits, or other capital readjustments before delivery by the Company of all shares subject to the Stock Plan.
  The Stock Plan provides that, in the event a "Stock Plan Change of Control" (as hereinafter defined) occurs, then the restrictions imposed with respect to all shares of restricted Common Stock held by the participants will terminate.
  "Stock Plan Change of Control" shall be deemed to have occurred in the event (i) a change in the ownership of Common Stock occurs where a corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires beneficial ownership of more than 20% of outstanding shares of Common Stock within the meaning of Rule 13d-3 promulgated under the Exchange Act and after having been advised that such ownership level has been reached, the Board of Directors does not, within 90 days, adopt a resolution specifically approving that level of Common Stock by such person, or (ii) during any consecutive twelve-month period, a change in one-third of the members of the Board of Directors occurs.
  Federal Tax Consequences. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Upon expiration of the forfeiture restrictions, the participant will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by the Company. A participant who has been granted a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares at that time, in which case (1) the Company will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the participant during the restriction period will be taxable as dividends to him and not deductible by the Company, and (3) there will be no further Federal income tax consequences when the forfeiture restrictions lapse. When a restricted stock award is made, the value of the shares at the date of grant will be charged against corporate earnings pro rata over the period of the forfeiture restrictions. If the participant does not elect to be taxed on the grant of his restricted stock award, a tax deduction by the Company at the expiration of the period of the forfeiture restrictions would be greater than the amount charged to earnings if the price of the Common Stock has increased and less if the price has declined.
  Other Information. If the Stock Plan had been in effect during the year ended December 31, 1994, the following table sets forth the benefits that would have been received by the 12 persons eligible to participate in the Stock Plan.

- -------------------------------------------------------------
                                     Dollar            Number
Name                               Value ($)         of Units
- -------------------------------------------------------------
Non-Executive
   Director Group                  $429,750(1)       18,000
- -------------------------------------------------------------

  (1)  Based on the closing price of the Common Stock on May 12, 1994.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.


PROPOSAL TO APPROVE THE
1995 INCENTIVE EQUITY PLAN
  The Board of Directors of the Company has adopted, subject to approval by shareholders, the Service Corporation International 1995 Incentive Equity Plan (the "Incentive Plan"). Approval of the proposed Incentive Plan will require the affirmative vote of a majority in interest of the holders of all the Company's securities voting thereon.
  The full text of the Incentive Plan is set forth in Annex B to this Proxy Statement. Although the major features of the Incentive Plan are summarized below, this is only a summary and is qualified in its entirety by reference to the complete text of the Incentive Plan.
  Purpose. The purpose of the Incentive Plan is to provide a means whereby certain key employees of the Company and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with, and devote their best efforts to, the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company believes that the possibility of participation in the Incentive Plan through receipt of options ("Plan Options") to purchase stock, or by the grant of certain bonuses ("Bonus Awards") based on achievement of pre-established performance goals (some or all of which bonuses may be paid in Common Stock), will provide key employees an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

  Term. The Incentive Plan was adopted effective November 9, 1994, subject to approval by shareholders at this Annual Meeting. No Plan Option or Bonus Award may be granted under the Incentive Plan after November 8, 2004.
  Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is comprised solely of at least two members who are both disinterested persons and outside directors (as defined in the Incentive Plan). No member of this Committee is eligible to participate in the Incentive Plan. All questions of interpretation and application of the Incentive Plan, Plan Options and Bonus Awards shall be determined by the Committee.
  Participation. Participation in the Incentive Plan is limited to key employees ("Employees") selected by the Committee. The Company estimates approximately 220 Employees will be eligible to participate in the Incentive Plan
  Shares of Stock Available For Awards. A total of 2,000,000 shares of Stock is available for issuance under Plan Options or in payment of Bonus Awards. The shares may be treasury shares or authorized but unissued shares. In the event a Plan Option expires, or terminates for any reason, or is surrendered, the shares of Common Stock allocable to the unexercised portion of that Plan Option may again be subject to a Plan Option or Bonus Award under the Incentive Plan.
  The maximum number of shares subject to Plan Options which may be granted to any Employee under the Incentive Plan during each year is 40,000 shares. The maximum number of shares which may be issued in payment of Bonus Awards during the life of the Incentive Plan is 100,000 shares.
  The Incentive Plan provides that the number of shares subject thereto and shares covered by Plan Options outstanding are subject to equitable adjustment in the event of stock dividends, stock splits, or other capital readjustments before delivery by the Company of all shares subject to the Incentive Plan.
  Stock Options. The Committee may designate a Plan Option as an Incentive Option or as a Nonqualified Option. The terms of each Plan Option shall be set out in a written Plan Option Agreement which incorporates the terms of the Incentive Plan.
  The Plan Option price may not be less than 100% of the fair market value of the Common Stock on the date of grant and may not be exercisable after 10 years from the date of grant. In the case of an Incentive Option issued to a 10% Shareholder (as defined in the Incentive Plan) of the Company (i) the Incentive Option price may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the period over which the Incentive Option is exercisable may not exceed five years.
  Exercise of Options. Plan Options may be exercised by written notice of exercise and payment of the Plan Option price in cash or in previously owned shares of Common Stock valued at fair market value on the date of exercise. Special rules apply which limit the time of exercise of a Plan Option following an Employee's termination of employment. The Committee may impose restrictions on the exercise of any Plan Option. In the event of a "Change in Control" (as defined in the Incentive Plan and in all materials respects the same as "Change in Control" described under "Proposal with Respect to the 1993 Long-Term Incentive Stock Option Plan" hereinbelow), all Plan Options then outstanding become immediately exercisable in full.
  Bonus Awards. The Committee may designate certain key Employees who become eligible to earn a Bonus Award if certain pre-established performance goals are satisfied. In determining which employees shall be eligible for a Bonus Award, the Committee will consider the nature of the employee's duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Incentive Plan.
  The Committee shall determine the terms of a Bonus Award, if any, for each measurement period (either a semi-annual or annual period). The performance goals determined by the Committee may be based on increases in the following business criteria: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Bonus Award may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Bonus Award payable to any one Employee in each calendar year may not exceed $3,000,000. The Committee retains the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goal is attained.
  The Committee intends to establish performance goals in accordance with
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to enable the Company to deduct in full the total payment of any Bonus Award. Under proposed regulations issued by the Internal Revenue Service, since the Committee retains discretion to change the targets under the performance goals, the material terms of the performance goals for a "covered employee" must be disclosed to and reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year of approval of the Incentive Plan (2000). (See discussion below under "Compensation Deduction Limitation".)
  Amendment or Termination of Incentive Plan. The Board of Directors of the Company may amend, terminate or suspend the Incentive Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Incentive Plan under Rule 16b-3 promulgated under Sec tion 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of Common Stock that may be issued under the Incentive Plan, (b) materially modify the requirements as to eligibility for participation in the Incentive Plan, or (c) otherwise materially increase the benefits accruing to participants under the Incentive Plan, shall be made without the approval of the Company's shareholders. To the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Incentive Option price for Incentive Options below the Fair Market Value of the Common Stock at the time it is granted, shall be made without the approval of the Company's shareholders.
  Federal Tax Consequences. The grant of Incentive Options to an Employee does not result in any income tax consequences. The exercise of an Incentive Option does not result in any income tax consequences to the Employee if the Incentive Option is exercised by the Employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an Employee's alternative minimum tax, if applicable. An Employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.
  An Employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the Employee, short or long term, depending on the Employee's holding period for the shares. If the shares are sold for less than the option price, the Employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.
  The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an Employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.
  The grant of Nonqualified Options under the Incentive Plan will not result in the recognition of any taxable income by the Employee. An Employee will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purpose of a subsequent sale includes the Nonqualified Option price paid and the ordinary income reported on exercise of the Nonqualified Option. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding.
  Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option.
  Bonus Awards paid in cash result in taxable income to the recipient and a compensation deduction by the Company. Bonus Awards paid in shares of Common Stock result in taxable income to the recipient at the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Bonus Awards are subject to federal income and employment tax withholding.
  Compensation Deduction Limitation. In the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), Congress generally limited to $1 million per year per employee the tax deduction available to public companies for certain compensation paid to designated executives ("covered employees"). These covered employees include the Chief Executive Officer and the next four highest compensated officers of the Company. OBRA provides an exception from this deduction limitation, for certain "performance-based" compensation, if specified requirements are satisfied. The Incentive Plan is designed to satisfy these statutory requirements for Incentive and Nonqualified Options and Bonus Awards. Therefore, if this Incentive Plan is approved by shareholders, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option, the Early Disposition of shares of stock acquired by exercise of an Incentive Option, and the payment of Bonus Awards in Common Stock or in cash.
  1995 Awards. No Plan Options have been granted under the Incentive Plan. With respect to the Bonus Awards, the Committee has selected certain semi-annual and annual performance goals for 1995 based on achievement of certain earnings per share goals. The Committee has designated certain key employees to be eligible for 1995 bonuses and has set a formula for the bonus amounts based on percentages of base salaries and the extent to which the performance goals are met or exceeded. The participants selected for Bonus Awards include Messrs. R. L. Waltrip, Chairman of the Board and Chief Executive Officer, L. William Heiligbrodt, President and Chief Operating Officer, W. Blair Waltrip, Executive Vice President Operations, John W. Morrow, Jr., Executive Vice President Corporate Development, and 16 other key employees. Since the bonus amounts will be based on 1995 semi-annual and annual earnings per share goals, the amounts of bonuses for 1995, as well as the amounts of bonuses which would have been payable for 1994 if the Incentive Plan had been in effect in 1994, are not determinable.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE SERVICE CORPORATION INTERNATIONAL 1995 INCENTIVE EQUITY PLAN.

PROPOSAL WITH RESPECT TO THE 1993
LONG-TERM INCENTIVE STOCK OPTION PLAN
  The Service Corporation International 1993 Long-Term Incentive Stock Option Plan (the "1993 Plan") was adopted by the Compensation Committee of the Board of Directors of the Company on November 10, 1993 and by the Board of Directors as a whole on November 11, 1993. Also on November 10, 1993, the Committee awarded options ("Options"), subject to shareholder approval of the 1993 Plan, to the executive officers listed in the table below, covering the number of shares of Common Stock indicated (collectively, the "1993 Awards").

- ------------------------------------------------------------------------
Name and Position             Dollar Value*             Number of Shares
- ------------------------------------------------------------------------
R. L. Waltrip                 $14,548,106                      1,550,000
Chairman of the Board and
Chief Executive Officer

- ------------------------------------------------------------------------

L. William Heiligbrodt          8,916,581                        950,000
President and
Chief Operating Officer

- ------------------------------------------------------------------------

W. Blair Waltrip                5,162,231                        550,000
Executive Vice President
Operations

- ------------------------------------------------------------------------

Samuel W. Rizzo                 4,458,291                        475,000
Executive Vice President

- ------------------------------------------------------------------------

John W. Morrow, Jr.             4,458,291                        475,000
Executive Vice President
Corporate Development

- ------------------------------------------------------------------------

Executive Group               $37,543,500                      4,000,000

- ------------------------------------------------------------------------

Non-executive Director Group          ---                            ---

- ------------------------------------------------------------------------

Non-executive Officer
Employee Group                        ---                            ---

- ------------------------------------------------------------------------

* This column reflects the present value at the date of grant (November 10, 1993) of options, based on a present value model known as the "Black-Scholes option pricing model." The choice of such valuation method does not reflect any belief by SCI's management that such method, or any other valuation method, can accurately assign a value to an option at the grant date. The assumptions used for valuing the SCI grants are: volatility rate 21.79%; annual dividend rate of $0.42 per share; risk free interest rate 6%; and adjustment for risk of forfeiture 3% per year for four years.

  The 1993 Plan and the 1993 Awards were approved by the Company's shareholders at the 1994 annual meeting of shareholders on May 12, 1994.
  On August 9, 1994 the Committee determined that one provision of the 1993 Plan did not accurately reflect the Committee's intention with respect to the 1993 Plan. Accordingly, the Committee and the Board of Directors as a whole have adopted, subject to shareholder approval, a correction to the 1993 Plan designed to conform the affected provision of the 1993 Plan to the Committee's original intention.
  The affected provision of the 1993 Plan relates to the vesting and exercisability of Option awards made under the 1993 Plan in the case where the employment of the executive granted an award terminates as a result of death or disability, or is terminated by the Company without cause, in each case prior to the vesting of such award and prior to the fourth anniversary of the date such award was granted. The 1993 Plan, as originally approved by the shareholders, provided that in these circumstances the Option award would become exercisable only if the Target Price (as defined below) for the Company's Common Stock provided in the award was achieved prior to the fourth anniversary of the date the Option was granted. In that case, the Option would be exercisable during the one-year period beginning on the fourth anniversary of the date the Option was granted.
  As proposed to be corrected, the 1993 Plan would provide as follows: If an executive has been granted an Option under the 1993 Plan and the executive's employment terminates as a result of death or disability, or is terminated by the Company without cause, in each case prior to the vesting of such Option and prior to the fourth anniversary of the date the Option was granted,

             (1) if the Target Price for the Company's Common Stock is achieved after the termination of employment but on or before the fourth anniversary of the date of grant, the Option will be exercisable during the one-year period beginning on the fourth annivers ary of the date of grant; and

             (2) if the Target Price for the Company's Common Stock is not achieved before the fourth anniversary of the date of grant, the Option will be exercisable during the one-year period beginning on the thirteenth anniversary of the date of grant.

  The proposed correction would apply to all awards under the 1993 Plan, including the 1993 Awards. Thus, the performance period for the Target Price of the Common Stock for purposes of the 1993 awards will remain the four-year period ending November 10, 1997.

  Adoption of the proposed correction to the 1993 Plan requires the affirmative vote of holders of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting. In the event the proposed correction is not approved, the 1993 Plan will remain in effect in the form previously approved by the shareholders.
  Set forth below is a description of the 1993 Plan incorporating the effect of the proposed correction. The description set forth herein is a summary only and is qualified in its entirety by reference to the text of the 1993 Plan, including the corrections being presented for shareholder approval, which is attached to this Proxy Statement as Annex C.
  General. The 1993 Plan provides that 4,650,000 shares of Common Stock will be available for the grant of Options during the term of the 1993 Plan. Based on the closing market price of the Common Stock on March 24, 1995, such shares had an aggregate market value of $132,525,000. If an Option granted under the 1993 Plan expires, terminates or lapses for any reason, without the issuance of shares of Common Stock thereunder, such shares will not be available for other awards under the 1993 Plan. None of the Options will be "incentive stock options" within the meaning of Section 422 of the Code.
  In the event of a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split or extraordinary distribution with respect to the Common Stock or any other similar event, the Committee shall make such adjustments in the aggregate number of shares reserved for issuance, the number of shares covered by outstanding Options and the exercise prices specified therein as the Committee may determine to be appropriate. An employee may satisfy a tax withholding requirement by applying shares to which the employee is entitled as a result of the exercise of an Option.
  Eligibility and Participation. Participants in the 1993 Plan are selected by the Committee, which will administer the 1993 Plan. The 1993 Plan contemplates that Options will be granted to such officers and other employees of the Company and its subsidiaries as from time to time are designated by the Committee. None of the persons who received the 1993 Awards will receive any further awards under the 1993 Plan.
  Administration. The 1993 Plan requires that the Committee consist of at least two directors of the Company, each of whom is a "disinterested person," as such term is used in Rule 16b-3 under the Exchange Act, and is an "outside director" within the meaning of Section 162(m) of the Code. Accordingly, members of the Committee are not eligible to participate in the 1993 Plan. Directors who become members of the Committee in the future must not have been eligible to participate in the 1993 Plan within one year prior to serving on the Committee. Under the 1993 Plan and subject to the limitations thereunder, the Committee is authorized (i) to select participants in the 1993 Plan, (ii) to determine whether and to what extent Options are to be granted, (iii) to determine the number of shares of Common Stock to be covered by each Option, and (iv) to determine the terms and conditions of any Option. The Committee also has authority to adopt, alter and repeal administrative rules, guidelines and practices, to interpret the terms and provisions of the 1993 Plan and any Option issued thereunder and to otherwise supervise the administration of the 1993 Plan.
  Term of Options. The term of each Option will be 14 years, unless earlier terminated under the circumstances described below.
  Pricing of Options. Under the 1993 Plan, an employee to whom an Option is granted will have the right to purchase the number of shares of Common Stock covered by the Option, subject to the terms and provisions of the 1993 Plan. The exercise price to be paid by a participant is determined by the Committee and will be set forth in an agreement between the Company and the participant. Such price cannot be less than 100% of the fair market value of the Common Stock on the date on which the Option in respect thereof is granted. The exercise price with respect to each of the 1993 Awards is $25.75 per share, which is the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on the date the 1993 Awards were granted (November 10, 1993). The Committee may not adjust the exercise price of 1993 Awards except in connection with a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split or extraordinary distribution with respect to the Common Stock or any other similar event. The Company has not and will not receive any payment or other consideration in exchange for the grant of any Option.
  Under the 1993 Plan, the exercise price of an Option is payable (i) in cash or (ii) by the surrender, at the fair market value on the date on which the Option is exercised, of shares of unrestricted Common Stock already owned by the optionee.
  Exercisability and Vesting of Options. For each Option the Committee will select a target price (the "Target Price") for the Common Stock so that such Option will vest immediately if, within four years after the date of grant, the fair market value of the Common Stock is greater than or equal to the Target Price for 20 consecutive trading days. In the case of the 1993 Awards, the Committee selected a Target Price of $50 per share for half the award made to each recipient and a Target Price of $60 per share for the remaining half. Accordingly, if the fair market value of the Common Stock exceeds or equals $50 per share or $60 per share for 20 consecutive trading days during the four-year period commencing November 10, 1993, 50% of the 1993 Awards or 100% of the 1993 Awards, as the case may be, will then vest. "Fair market value" is defined as the average of the high and low prices for the Common Stock on the specified date as reported on the New York Stock Exchange Composite Tape. Each Option will also vest on the thirteenth anniversary of the date of its grant if it remains outstanding as of such date.
  Each Option will also vest in the following circumstances. If the optionee's employment with the Company terminates after the fourth anniversary of the date of grant as a result of death, disability or retirement at age 55 or greater, or if employment is terminated by the Company without cause, vesting will occur upon termination of employment. In any such event, such options will be exercisable during the one-year period beginning on the thirteenth anniversary of the date of grant. Options that have not previously been terminated or cancelled will also become fully vested and exercisable upon a Change in Control (as defined below). If an optionee voluntarily terminates employment with the Company (other than through retirement) or is terminated for cause, or if an optionee retires prior to the fourth anniversary of the date of grant, any Option that has not previously vested will be canceled.
  If an optionee's employment is terminated on or prior to the fourth anniversary of the date of grant by death or disability or by the Company without cause, and the Target Price is reached after termination of employment but prior to such fourth anniversary, the Option will be exercisable during the 12-month period beginning on the fourth anniversary of the date of grant and will terminate at the end of such 12-month period. If an optionee's employment is terminated on or prior to the fourth anniversary of the date of grant by death or disability or by the Company without cause, and the Target Price is not reached during the initial four-year period, the Option will be exercisable during the 12-month period beginning on the thirteenth anniversary of the date of grant.
  If the Target Price of an Option is reached during the initial four-year period, such Option will become exercisable at the end of such four-year period and (except as provided above or as set forth below) remain exercisable for the balance of its term. If the holder of such an Option terminates employment with the Company for any reason after the fourth anniversary of the date of grant, such vested Option will terminate 18 months after the date of termination of employment (or, if earlier, at the original termination date of the Option). If the holder of such an Option voluntarily terminates employment with the Company (whether through retirement or otherwise) after the Target Price is reached but before the fourth anniversary of the date of grant, such Option will be exercisable during the 18-month period beginning on such fourth anniversary.
  The right of any participant to exercise an Option may not be transferred in any way other than (i) by will or the laws of descent and distribution or
(ii) pursuant to a qualified domestic relations order. All Options are exercisable by a participant during his or her lifetime only by the optionee, or any guardian or legal representative or permitted transferee.
  Change in Control. For purposes of the 1993 Plan, a "Change in Control" means (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Common Stock (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); except that the following acquisitions will not constitute a Change in Control: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (2) any acquisition by the Company,
(3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with subclauses (a), (b) and (c) of clause (iii) of this paragraph; or (ii) individuals who, as of November 10, 1993, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; except that any individual becoming a director subsequent to such date whose election, or nomination for election by the shareholders of the Company, was approved by (x) a vote of at least a majority of the directors then comprising the Incumbent Board or (y) a vote of at least a majority of the directors then constituting the Executive Committee of the Board at a time when such committee comprised at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to the foregoing clause (x), will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless following such Business Corporation, (a) more than 60% of, respectively, the then Outstanding Common Stock, and the combined voting power of the then Outstanding Voting Securities, entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction owns the Company or all or substantially all of the Company's assets) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and

Outstanding Voting Securities immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, the corporation resulting from such Business Combination or any Person beneficially owning, immediately prior to such Business Combination, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time such Business Combination was approved by the Board; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
  The 1993 Plan further provides that during the 60-day period following a Change in Control, the holder of an Option has the right to surrender such Option for cash in an amount equal to the difference between the "change in control price" (as defined in the 1993 Plan) and the exercise price.
  Amendment and Termination.  The 1993 Plan will terminate on November 10,
2003. Options granted and outstanding as of the date the 1993 Plan terminates are not affected or impaired by such termination.
  The Committee may amend the 1993 Plan without shareholder approval to take into account changes in law and tax and accounting rules, but no such amendment may impair the rights of participants under outstanding Options without the consent of the participants affected thereby (except for any amendment made to cause the plan to qualify for an exemption provided by Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3")) or make any change that would disqualify the 1993 Plan from the exemption provided by Rule 16b-3.
  Restrictions on Resale. No person who acquires shares of Common Stock under the 1993 Plan may, during any period of time that such person is an "affiliate" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), offer or sell such shares of Common Stock unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act, which is current and includes the shares to be sold or (ii) pursuant to an appropriate exemption from the registration requirements of the Securities Act, such as that set forth in Rule 144 promulgated under the Securities Act.
  Under Section 16 of the Exchange Act, any person who is a beneficial owner of more than 10% of any equity security of the Company registered under the Exchange Act (such as the Common Stock), or an executive officer or director of the Company, may be liable to the Company for any profit realized from any sale of any equity security of the Company within a period of less than six months before or after any purchase of an equity security of the Company, irrespective of the intention on the part of such person in entering the transaction. In determining whether any person is a beneficial owner of more than 10% of any equity security of the Company registered under the Exchange Act, such person may be required to include shares issuable on exercise of options or warrants or upon conversion of convertible securities.
  Federal Income Tax Considerations. The discussion which follows is a summary, based on current law, of some of the significant federal income tax considerations relating to awards under the 1993 Plan. Participants in the 1993 Plan should consult their tax advisors with respect to their individual federal income tax status. In addition, because the following discussion is limited to United States federal tax matters, all participants subject to taxation by other authorities (including state and local jurisdictions) should consult their tax advisors with respect to the applicable tax laws of such other jurisdictions.
  A participant will not realize income at the time an Option which is a nonqualified option is granted. Upon exercise, where the exercise price is paid in cash, the participant will realize ordinary income, except as noted below in the case of a participant subject to the provisions of Section 16(b) of the Exchange Act (the "Section 16 Restrictions"), in the amount by which the market value of the shares acquired on the exercise date exceeds the exercise price. When the shares are subsequently sold, any amount recognized in excess of the market value on the exercise date will be reportable as short-term or long-term capital gain, as appropriate, or, if the amount realized is less than the market value of the shares at the time of exercise, any loss recognized will be reportable as short-term or long-term capital loss, as appropriate. Capital losses on the sale of shares may generally be used only to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income in any one year. Any capital losses not deductible in a given year are carried forward to future tax years. If the exercise price of an Option is paid in whole or in part with already owned shares of Common Stock, the participant's tax basis in, and holding period for, the old shares will carry over to the same number of shares received upon exercise on a share-for-share basis and the participant will not recognize compensation income with respect to such shares received. The fair market value of the additional shares received will constitute compen-sation taxable to the participant as ordinary income. The tax basis for the additional shares received will equal their fair market value as so determined, and their holding period will begin on the day after the date as of which such fair market value is determined.
  Recognition of taxable income at the time of the exercise of an Option should be deferred pursuant to Section 83 of the Code for a participant if the sale of the Common Stock acquired upon such exercise would be subject to the Section 16 Restrictions. Such deferral would be for the lesser of six months or until such
Section 16 Restrictions lapse. The participant may, however, file with the Internal Revenue Service, within thirty days after exercise of the Option, an election, pursuant to Section 83(b) of the Code, to be taxed at the time of the exercise of the Option.
  Tax Consequences to the Company.  Subject to any limitation imposed by
Section 162(m) of the Code, the Company will be allowed a deduction in the year of exercise equal to the amount of income realized by the participant, provided the Company satisfies certain federal income tax withholding requirements.
Section 162(m) of the Code provides for a limit, subject to certain exceptions, of $1,000,000 on the amount of compensation expense that a publicly owned corporation may claim as a deduction for federal income tax purposes with respect to compensation paid to each of its five most highly compensated executives in any given year. Although Section 162(m) was enacted in 1993 and there are no precedents available with respect to how the provision will be interpreted by the Internal Revenue Service, and the Treasury regulations issued with respect thereto are in proposed form only, the Company believes that the 1993 Plan qualifies for an exception to such limitation which would permit the Company to exclude any compensation paid pursuant to the exercise of an option granted under the 1993 Plan from such limitation and to take a deduction for the full amount of compensation recognized by such executives as a result of the exercise of any such option.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL WITH RESPECT TO THE 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN.

OVERVIEW OF EXECUTIVE COMPENSATION
  During 1994, SCI enjoyed increased revenues and net income and also expanded into an additional foreign market - the United Kingdom. In management's opinion, SCI has generated excellent returns for its shareholders. For example, an investment of $100 in SCI's stock at the end of 1989 would have been worth $298 by year-end 1994, producing a total shareholder return (assuming quarterly reinvestment of dividends) of 198% for this period. During the same period, a $100 investment in the S&P 500 Index would have been worth $152, which represents a 52% total return. Thus, SCI's total shareholder return over the five-year period ended December 31, 1994 was more than three times the return generated by the broader market index.
  In 1994, the Company significantly accelerated its international expansion with its acquisition of the Great Southern Group plc and Plantsbrook Group plc, the United Kingdom's two largest publicly-held funeral service companies. With these acquisitions, SCI subsidiaries owned 1,471 funeral homes, 220 cemeteries and 102 crematories in 41 states, the District of Columbia, Canada, Australia and the United Kingdom as of the end of 1994.
  SCI remains committed to a path of growth and continued focus on increasing shareholder value. To achieve these aims, the Company's Board of Directors believes that it is crucial to provide key employees with substantial incentive compensation opportunities tied to performance. These incentive programs (which are described in detail in the Compensation Committee Report set forth below) are intended to enable the Company to retain and attract the core talent needed to sustain the results achieved over the last four years. The central focus of SCI's total compensation program is intended to forge a direct link between the economic interests of shareholders and management.
  SCI's Board of Directors and employees are proud of the Company's accomplishments in 1994.

Performance Graphs
  The following graph presents the Company's cumulative shareholder return over the period of December 31, 1989 to December 31, 1994. The Company is compared to the S&P 500 Index and to the S&P Miscellaneous Index, of which the Company is a member. Each Index assumes $100 invested at the close of trading on December 31, 1989 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

  The data source for all graphs in this proxy statement is S&P Compustat Services.

Comparison of Cumulative Shareholder Return
1989-1994
      [GRAPH]

- -------------------------------------------------------------------
AT DECEMBER 31,
                   1989     1990     1991     1992     1993    1994
SCI                100      149      183      189      277     298
S&P 500 Index      100       97      126      136      150     152
S&P Misc. Index    100       98      123      138      159     164
- -------------------------------------------------------------------

  The Company attributes the performance reflected in the preceding graph to its strong growth in revenues, operating income, and earnings per share since its restructuring in 1989. The following three charts compare these three performance criteria for SCI and the Index companies for the four years 1989-1993 (1994 information is still incomplete). The figures in the following charts are not weighted by market capitalization.




4-Year Sales Compound Growth (1989-1993)
     [GRAPH]


4-Year Operating Income Compound Growth (1989-1993)
     [GRAPH]


4-Year EPS Compound Growth (1989-1993)
     [GRAPH]

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
  The Compensation Committee of the Board of Directors is a committee of outside Directors that is chaired by Mr. E. H. Thornton, Jr. Other members are Mr. James H. Greer and Mr. John W. Mecom, Jr. This committee is responsible for reviewing and approving all elements of the total compensation program for officers of Service Corporation International, including long-term incentive arrangements. The Committee has ultimate responsibility for aligning the Company's total compensation programs with its business strategy and for assuring shareholders that pay delivery programs are effective, responsible and competitive when compared to similarly situated organizations. This Committee report documents the basis on which 1994 compensation determinations were made and further describes the components of officer compensation programs for the Company.

Compensation Philosophy and Objectives of
Executive Compensation Programs

  It is the philosophy of the Company and the Committee that all compensation programs should provide a direct link between the performance of the Company and the compensation of its officers. To that effort, all of the executive compensation and benefit plans have been designed to attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. In particular, the Company has designed its compensation program for officers to focus strongly on stock-based compensation, since this form of compensation provides the clearest link to enhanced shareholder value. From time to time, the Committee works with compensation consultants to assist with the design, implementation and communication of various compensation plans.
  The Company's compensation programs for executives include base salaries, annual performance-based incentives and long-term incentives. Each of these pay delivery programs is further detailed below.

Base Salaries

  Base salaries for the Company's officers are reviewed through comparisons with a group of approximately 120 companies of similar size (as measured by revenues and level of earnings) across various industries (the "Comparison Group"). The competitive pay data is not drawn from the entire group of companies which comprise the S&P Miscellaneous Index reflected in the performance graphs in this proxy statement, since the Committee believes revenue size and earnings level comparisons are more appropriate criteria for establishing base salary and annual incentive compensation rates. There is no attempt to tie together the performance graph companies and the Comparison Group although there is some overlap between the groups. The Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Committee, using its discretion, considers market base salary rates at the 75th percentile, average annual salary increases for executives in companies of all sizes across the country, and considers earnings per share growth, operating income growth, sales growth, and total shareholder return. The Committee also makes a subjective review of individual performance in making base salary increase decisions for officers. These criteria are assessed in a non-formula fashion and are not weighted. All of the officers shown in the summary compensation table (the "Named Executives") have employment agreements (see "Executive Employment Agreements"). Under these agreements, the Committee has the sole discretion for determining any increase in base salary; however, under the agreements, base salaries may not be decreased. In 1994, the Named Executives received salary increases ranging from 2.4 percent to 2.5 percent over the prior year. The current base salary levels for Named Executives are, overall, consistent with the Company's philosophy of targeting the 75th percentile of the Comparison Group. With respect to an item of compensation of an executive, the term "75th percentile" means a level of compensation which is greater than the compensation of peer executives at 75% of the companies in a survey or selected group of companies.

Annual Incentive Compensation

  All of the Company's officers have a significant portion of their total compensation at risk through annual incentive opportunities that are linked to key financial and operational objectives for the Company on a consolidated basis. The objective of this policy is to focus the Named Executives on the attainment of objectives that the Committee believes are primary determinants of share price over time. While the Committee has discretion to consider other factors (including operating income growth, sales growth and total shareholder return), the primary basis for determining awards is earnings per share growth. Actual awards are proportionately decreased or increased on the basis of the Company's earnings per share growth compared to target, subject to maximum award amounts. Target award levels are set at approximately the 75th percentile of the Comparison Group.
  Payments are generally made in cash and are subject to the discretion of the Committee. Annual incentive awards earned for 1994 performance were well above target for the Named Executives because the Company's results exceeded 1994 targeted levels of growth in earnings per share. No corporate performance criteria or factor other than earnings per share growth was considered for 1994. The awards were paid in several installments in 1994 and 1995.
  In addition, the Committee approved discretionary cash awards to the Named Executives in recognition of their contributions to the successful completion of the acquisitions of the Great Southern Group and the Plantsbrook Group, the United Kingdom's two largest publicly-held funeral service companies. In determining the size of the discretionary cash awards, the Committee did not consider the amounts of other cash remuneration.

Long-Term Incentive Compensation

  The Committee believes that the Company's key employees should have an ongoing stake in the long-term success of the business. The Committee also believes that key employees should have a considerable portion of their total compensation paid in the form of stock, since stock related compensation provides an incentive for enhancement of shareholder value.
  To accomplish these objectives, the Company has traditionally provided its employees with long-term incentive awards in two forms: (1) time vested restricted stock grants (which are intended to provide actual stock ownership to employees and to emphasize the importance of total shareholder returns) and (2) stock options (which focus on increasing shareholder value). In recent years, time vested restricted stock has been the primary form of long-term incentives used for the Company's officers.
  In 1993, the Committee decided that the Company's stock based compensation programs should have a greater focus on generating returns for shareholders. To this end, the Committee structured long-term restricted stock grants to vest five percent per year with full vesting at the end of ten years (compared to the Company's traditional method of time vesting over several years) regardless of performance, provided, however, that vesting will be accelerated if certain events occur or if certain specified earnings per share growth targets are achieved. Such grants are herein called "Incentive Grants". In determining the size of the 1993 Incentive Grants, the Committee considered a national executive compensation survey of long-term incentive practices of 276 companies of various sizes in various industries (the "Survey Group"). There is no attempt to tie together the performance graph companies and the Survey Group, although there is some overlap between the groups.
  For the Named Executives, the 1993 Incentive Grants were made in amounts equal to approximately three times the Survey Group's 75th percentile level of annual long-term incentive awards. The grants had not fully vested as of December 31, 1994 and no additional Incentive Grants were authorized for Named Executives in 1994.
  Incentive Grants to executives other than the Named Executives were made in 1994. These grants were for amounts normally made during a single year and were made in anticipation of on-going annual grants to these executives. Tax gross-up payments will be made as these grants vest. The size of grants to this group of executives reflects approximately 75th percentile of grant levels for the Survey Group, including the effect of the tax gross-up payments. In determining the size of the grants made in 1994, the Committee considered restricted stock grants made in prior years but did not consider the number and value of stock options held by such officers.
  On May 12, 1994, shareholders approved the 1993 Long Term Incentive Stock Option Plan, which is intended to provide incentives more directly linked to the Company's profitability and increases in stockholder value. The Committee has since determined that one provision related to the vesting and exercisability of option awards did not accurately reflect the Committee's intention; therefore, the Committee has approved, subject to shareholder approval, a correction to the 1993 plan. For additional information, see "Proposal with Respect to the 1993 Long Term Incentive Stock Option Plan."
  During 1994, the Committee ratified stock option grants to the Named Executives by Service Corporation International (Canada) Limited ("SCIC"), a Canadian subsidiary, covering 210,000 shares of SCIC common stock. The awards of options of SCIC shares were made on a discretionary basis and were not based on any specific performance criteria. These options vest in increments of one-third on each anniversary of the grant date and contain exercise prices ten percent lower than the fair market value of SCIC stock on the date of grant. The Committee did not consider the size or value of any other restricted stock grants or stock options held by the Named Executives in ratifying the SCIC option grants.
  During 1994, the Committee awarded to the Named Executives, stock option grants covering 300,000 shares of Equity Corporation International ("ECI"), a public company of which the Company owns approximately 40% of the outstanding common stock. The purpose of these grants, which were made on a discretionary basis, was to develop a sense of proprietorship and personal involvement in the development and financial success of ECI. These options vest in increments of one-third on each anniversary of the grant date, with an exercise price equal to the initial public offering price of ECI stock. The Committee did not consider the number and value of any other restricted stock or stock options held by the Named Executives in determining the size of the ECI options.

1994 Chief Executive Officer Pay

  As described above, the Company manages its pay for all executives, including the Chief Executive Officer (or "CEO"), considering both a pay-for-performance philosophy and market rates of compensation for each executive position. Specific actions taken by the Committee regarding the CEO's compensation are summarized below.

Base Salary

  In 1994, Mr. R. L. Waltrip's salary was increased from $735,000 to $753,500, a 2.5 percent increase. This base salary is consistent with the Company's philosophy of targeting the 75th percentile of the Comparison Group. Mr. Waltrip's base salary increase was determined on the same basis as salary increases for other officers.

Annual Incentive Compensation

  The annual incentive earned by the CEO for 1994 performance was $1,150,100, which was paid in cash.
  This annual incentive was calculated using a performance/payout formula with earnings per share growth as the sole corporate performance measure. The actual annual incentive award was above target since the Company's earnings per share performance was well above target. While the Committee had discretionary authority to consider other factors, the Committee concluded the CEO's individual performance was at the same level as the Company's earnings per share growth performance, so no adjustment to the annual incentive calculation was made by the Committee.
  In addition, the Committee approved a discretionary cash bonus of $100,000 to the CEO in recognition of his contribution to the successful completion of the United Kingdom acquisitions. In determining the size of the bonus, the Committee did not consider the amounts of other cash remuneration.

Long-Term Incentive Compensation

  The CEO received an option to acquire 70,000 shares of SCIC common stock. This option, which was granted on a discretionary basis, vests in increments of one-third on each anniversary of the grant date (or earlier upon death or disability or a change of control of the Company) and contains an exercise price ten percent lower than the fair market value of SCIC stock on the date of grant.
  In addition, the CEO received an option to acquire 105,000 shares of ECI common stock. This option grant, which was made on a discretionary basis, is structured in the same fashion described in the previous section of this report. The exercise price of the option is equal to the initial public offering price of the stock at the date of grant.

Limitation of Tax Deduction for Executive Compensation

  OBRA prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually, effective for compensation paid after 1993. Although the Committee has not adopted a policy relating to the Act, the Committee believes that there will be little if any impact from this limitation to the Company in 1995 due to various exceptions to the $1 million limitation.
  The Committee has adopted, subject to shareholder approval, the 1995 Incentive Equity Plan which authorizes 2,000,000 shares of the Company's common stock to be granted to key employees as stock options and which allows cash awards (and up to 100,000 shares) to be granted based upon the achievement of specific performance measures to be determined each performance period by the Committee. For additional information, see "Proposal to Approve the 1995 Incentive Equity Plan."
  The Company believes that the proposed 1995 Incentive Equity Plan qualifies for an exception to the $1 million limit. The Committee believes that the Company's other compensation programs which will result in amounts of compensation in 1995 will either qualify for exceptions to the $1 million limit or that in the aggregate such amounts of compensation will not significantly exceed $1 million for each Named Executive.

                                             Compensation Committee:
                                             E.H. Thornton, Jr., Chairman
                                             James H. Greer
                                             John W. Mecom, Jr.

CERTAIN INFORMATION WITH RESPECT
TO OFFICERS AND DIRECTORS

Cash Compensation
  The following table sets forth information for the three years ended December 31, 1994 with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

Summary Compensation Table

- --------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term Compensation
                                                    Annual                   -------------------------------------
                                                 Compensation                          Awards             Payouts
                                      ----------------------------------     -----------------------     ---------
Name and                                                           Other     Restricted                  Long-term           All
Principal                                                         Annual          Stock        Stock     Incentive         Other
Position                    Year        Salary        Bonus      Compen-       Award(s)      Options       Payouts       Compen-
                                           (1)                sation (2)            (3)                        (4)    sation (5)
- --------------------------------------------------------------------------------------------------------------------------------
R. L. Waltrip               1994      $794,500   $1,250,100   $1,105,555     $        0      175,000    $        0      $ 78,410
Chairman and                1993       759,500      882,000      775,663      4,239,432    1,595,000             0       128,418
Chief Executive Officer     1992       742,000            0      381,975      1,570,781            0     1,200,000       169,440
- --------------------------------------------------------------------------------------------------------------------------------
L. William Heiligbrodt      1994       531,250      761,400      855,043              0      135,000             0           739
President and               1993       504,500      522,500      579,599      2,571,218      985,000             0           322
Chief Operating Officer     1992       492,000            0      310,000      1,055,771            0     1,200,000         1,134
- --------------------------------------------------------------------------------------------------------------------------------
W. Blair Waltrip            1994       372,827      450,900      399,192              0      130,000             0           830
Executive Vice President    1993       349,500      315,000      263,436      1,478,693      585,000             0           383
Operations                  1992       317,000            0      144,750        566,511            0       600,000         1,323
- --------------------------------------------------------------------------------------------------------------------------------
Samuel W. Rizzo             1994       343,750      360,000      505,510              0       35,000             0         1,360
Executive Vice President    1993       324,500      261,000      372,698      1,315,505      505,000             0           599
                            1992       317,000            0      179,209        798,266            0       600,000         1,111
- --------------------------------------------------------------------------------------------------------------------------------
John W. Morrow, Jr.         1994       293,500      360,000      324,722              0       35,000             0         1,360
Executive Vice President    1993       282,500      261,000      219,059      1,311,743      475,000             0           599
Corporate Development       1992       274,327            0      112,629        386,258            0             0         1,073
- --------------------------------------------------------------------------------------------------------------------------------

(1) Salary includes director fees of $50,250 each for Mr. R. L. Waltrip, Mr. Heiligbrodt and Mr. Rizzo, $53,827 for Mr. W. Blair Waltrip.

(2) Figures include tax gross-up payments on restricted stock award vestings which are taken into consideration when determining the total value of each award. Figures also include other executive perquisites and benefits, including, for 1994, $20,018 for use of a car, $23,246 for use of aircraft and $187,447 for Interest Reimbursement (defined below) for Mr. R. L. Waltrip; $10,808 for use of a car, $27,385 for use of aircraft, $15,000 for tax and financial planning services and $110,263 for Interest Reimbursement for Mr. Heiligbrodt; $10,808 for use of a car, $3,502 for use of aircraft, $3,300 for tax and financial planning services and $66,158 for Interest Reimbursement for Mr. W. Blair Waltrip; $10,099 for use of a car, $10,993 for use of aircraft, $4,423 for tax and financial planning services and $57,888 for Interest Reimbursement for Mr. Rizzo; and $10,808 for use of a car, $4,365 for use of aircraft, $11,000 for tax and financial planning services and $57,888 for Interest Reimbursement for Mr. Morrow. "Interest Reimbursement" means a payment to the individual as reimbursement of interest paid by him on the loan from the Company described in the sixth paragraph under "Certain Transactions," together with a related tax gross-up payment.

(3) At December 31, 1994, the number and value of restricted stock holdings not vested of the listed executives were as follows:

- --------------------------------------------------------------------
                                     Shares                Value
- --------------------------------------------------------------------
R. L. Waltrip                        106,015            $2,941,916
- --------------------------------------------------------------------
L. William Heiligbrodt                65,940             1,829,835
- --------------------------------------------------------------------
W. Blair Waltrip                      37,422             1,038,461
- --------------------------------------------------------------------
Samuel W. Rizzo                       37,394             1,037,684
- --------------------------------------------------------------------
John W. Morrow                        31,394               871,184
- --------------------------------------------------------------------

Dividends are paid on the restricted shares.

(4) These amounts were paid in 1992 in connection with the termination of the Partnership Equity Plan for Provident Services, Inc. Key Executives and Directors and the cancellation of the awards granted in February 1990 under such plan.

(5) Consists of the following: $76,467 for split dollar life insurance and $1,943 for term life insurance for Mr. R. L. Waltrip; $739 for term life insurance for Mr. Heiligbrodt; $830 for term life insurance for Mr. W. Blair Waltrip; $1,360 for term life insurance for Mr. Rizzo; and $1,360 for term life insurance for Mr. Morrow.

Stock Options
Option Grants in 1994

- ------------------------------------------------------------------------------------------------------------------------------------
                                              Number of   % of Total                                                           Grant
                                                 Shares      Options                                                            Date
                                             Underlying   Granted to          Exercise         Market                        Present
                          Grant                 Options    Employees             Price          Price    Expiration            Value
                           Date      Stock      Granted      in 1994         per Share      per Share          Date         (U.S. $)
                                       (1)          (2)          (3)               (4)            (4)           (4)              (5)
- ------------------------------------------------------------------------------------------------------------------------------------
R. L. Waltrip            5/26/94      SCIC       70,000        14.2%       $ 14.0625 C      $15.625 C       5/26/01        $ 331,592
                        10/19/94       ECI      105,000        20.6%         13.00           13.00         10/19/04          764,400
- ------------------------------------------------------------------------------------------------------------------------------------
L. William Heiligbrodt   5/26/94      SCIC       60,000        12.2%         14.0625 C       15.625 C       5/26/01          284,222
                        10/19/94       ECI       75,000        14.7%         13.00           13.00         10/19/04          546,000
- ------------------------------------------------------------------------------------------------------------------------------------
W. Blair Waltrip         5/26/94      SCIC       80,000        16.2%         14.0625 C       15.625 C       5/26/01          378,962
                        10/19/94       ECI       50,000         9.8%         13.00           13.00         10/19/04          364,000
- ------------------------------------------------------------------------------------------------------------------------------------
Samuel W. Rizzo         10/19/94       ECI       35,000         6.9%         13.00           13.00         10/19/04          254,800
- ------------------------------------------------------------------------------------------------------------------------------------
John W. Morrow, Jr.     10/19/94       ECI       35,000         6.9%         13.00          13.00          10/19/04          254,800
- ------------------------------------------------------------------------------------------------------------------------------------

(1) During 1994, the named executive officers were granted options to acquire common stock of SCIC, a public Canadian company that is approximately 70% owned by SCI, and options to acquire common stock of ECI, a public company that is approximately 40% owned by SCI.

(2) The SCIC stock options and the ECI stock options vest in increments of 1/3 per year or upon death or disability or upon a change in control of the Company. Grants of SCIC reflect SCIC's two-for-one stock split in June 1994.

(3) The percentages included in the table were prepared for each company on a separate basis and amount to 42.6% of the total SCIC options and 58.9% of total ECI options.

(4) The exercise price for the SCIC stock is referenced in Canadian dollars denoted with a "C" and for ECI options in U.S. dollars. The exercise price for the SCIC stock is 10% less than the market price at the date of the grant. The exercise price for the ECI stock is the initial public offering price on the date of grant. The expiration date for SCIC options is seven years from the date of the grant. The expiration date for the ECI options is 10 years from date of the grant.

(5) The present value of options is based on a present value model known as the "Black-Scholes option pricing model" to arrive at the values shown. Canadian dollars were converted to U.S. dollars using the exchange rate in effect at December 31, 1994. The choice of the Black-Scholes valuation method does not reflect any belief by SCI's management that such method, or any other valuation method, can accurately assign a value to an option at the grant date. The assumptions used for valuing the SCIC grants are: volatility rate 19.3%; dividend yield $0; interest rate 7.1%; and adjustment for risk of forfeiture 3% per year for three years. The assumptions used for valuing the ECI grants are: volatility rate 30.79%; dividend yield $0; interest rate 8.0%; and adjustment for risk of forfeiture 3% per year for three years.

Aggregated Option Exercises in Last Fiscal Year and December 31, 1994 Option Values

- -------------------------------------------------------------------------------------------------------------------------------
                                                                       Number of Shares               Value of Unexercised
                                                                    Underlying Unexercised          In-the-Money Options at
                                      Shares                              Options at                   December 31, 1994
                                    Acquired           Value          December 31, 1994                  (U.S. Dollars)
Name                             On Exercise    Realized ($)     Exercisable    Unexercisable     Exercisable     Unexercisable
                                         (1)                             (2)              (3)             (2)               (3)
- -------------------------------------------------------------------------------------------------------------------------------
R. L. Waltrip                              0               0          54,000        1,785,000        $432,490        $3,406,895
- -------------------------------------------------------------------------------------------------------------------------------
L. William Heiligbrodt                     0               0          42,833        1,131,667         348,187         2,143,193
- -------------------------------------------------------------------------------------------------------------------------------
W. Blair Waltrip                      29,000         249,072          33,833          726,667         232,898         1,373,046
- -------------------------------------------------------------------------------------------------------------------------------
Samuel W. Rizzo                            0               0          38,000          550,000         315,910         1,094,076
- -------------------------------------------------------------------------------------------------------------------------------
John W. Morrow, Jr.                        0               0           9,000          510,000         134,244           958,750
- -------------------------------------------------------------------------------------------------------------------------------

(1) Mr. W. Blair Waltrip acquired 9,000 shares of common stock of SCI and 20,000 shares (adjusted for SCIC's 2-for-1 stock split of June 1994) of common stock of SCIC.

(2) The amounts in the table include exercisable options to acquire shares of common stock of SCIC as follows:
R. L. Waltrip
- - 30,000 shares valued at $101,494 at December 31, 1994
L. William Heiligbrodt
- - 23,333 shares valued at $78,940 at December 31, 1994
W. Blair Waltrip
- - 43,333 shares valued at $212,811 at December 31, 1994
Samuel W. Rizzo
- - 20,000 shares valued at $67,663 at December 31, 1994

(3)  The amounts in the table include unexercisable options as follows:
R. L. Waltrip - 130,00 shares of SCIC valued at $280,645 and 105,000 shares of ECI valued at $26,250 at December 31, 1994
L. William Heiligbrodt - 106,667 shares of SCIC valued at $224,443 and 75,000 shares of ECI valued at $18,570 at December 31, 1994
W. Blair Waltrip - 126,667 shares of SCIC valued at $260,546 and 50,000 shares of ECI valued at $12,500 at December 31, 1994

Samuel W. Rizzo- 40,000 shares of SCIC valued at $135,326 and 35,000 shares of ECI valued at $8,750 at December 31, 1994
John W. Morrow- 35,000 shares of ECI valued at $8,750 at December 31, 1994

Retirement Plans

Cash Balance Plan
  The SCI Cash Balance Plan is a defined benefit plan. Each participant in the plan has an account, which will be credited, each year that a participant qualifies, with a Company contribution (based on annual compensation and years of benefit service) and interest. The chart below is the percentage applied to total compensation for determining the Company contribution for each participant.

- ----------------------------------------------------------------------------
                                                                  Percent of
Years of Benefit Service                                        Compensation
- ----------------------------------------------------------------------------
Less than six years                                                     5.5%
- ----------------------------------------------------------------------------
Six to ten years                                                        6.5%
- ----------------------------------------------------------------------------
Eleven or more years                                                    8.0%
- ----------------------------------------------------------------------------

  The maximum compensation used in computing benefits under the SCI Cash Balance Plan for 1994 was limited to $150,000.
  For the period January 1, 1994 to December 31, 1994, interest for each account was credited at the annual rate of 4.5%.

Estimated Annual Benefits Payable at Age 65

- ----------------------------------------------------------------------------
Name                                                          Annual Benefit
- ----------------------------------------------------------------------------
R. L. Waltrip                                                       $118,852
- ----------------------------------------------------------------------------
L. William Heiligbrodt                                               $29,141
- ----------------------------------------------------------------------------
W. Blair Waltrip                                                     $87,124
- ----------------------------------------------------------------------------
Samuel W. Rizzo                                                      $20,489
- ----------------------------------------------------------------------------
John W. Morrow, Jr.                                                  $15,152
- ----------------------------------------------------------------------------

  Normal Retirement Age is defined in the SCI Cash Balance Plan as (1) the date upon which a member attains age 65 or (2) in the case of an employee who becomes a member of the SCI Cash Balance Plan after the age of 60, it will be the fifth anniversary of the date that such member became a participant.
  The predecessor plan, the SCI Pension Plan, was restated and renamed the SCI Cash Balance Plan effective October 1, 1993. The SCI Pension Plan, a defined benefit plan, assumed employment continued to a normal retirement date of age 65. The annuity, payable for life with 120 monthly payments certain, would provide a monthly benefit computed as follows: 40% of final average monthly compensation for the highest five consecutive years multiplied by a fraction of which the numerator is the years of benefit service (not to exceed 30) and the denominator is 30.
  Employees at least age 60 years old with 10 years of benefit service on September 30, 1993 will receive the greater of the benefit they would have earned under the SCI Pension Plan or the benefit earned under the SCI Cash Balance Plan.
  The credited years of service under the SCI Cash Balance Plan as of December 31, 1994, for the following named individuals are set opposite their names: R. L. Waltrip (38), L. William Heiligbrodt (7), W. Blair Waltrip (17), Samuel W. Rizzo (7) and John W. Morrow, Jr. (5). Base salary and bonus payments are covered by the SCI Cash Balance Plan; however, with respect to the persons listed in the Summary Compensation Table, their compensation covered by the SCI Cash Balance Plan is limited to $150,00 for 1994.

Supplemental Executive Retirement Plan
for Senior Officers
  The Supplemental Executive Retirement Plan for Senior Officers ("SERP for Senior Officers") is a non-qualified deferred compensation plan which covered officers and subsidiary operating presidents on December 31, 1994, including the individuals listed in the Summary Compensation Table. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants. Benefits for individuals listed in the Summary Compensation Table are computed in the table set forth below based upon years of benefit service credited under the SCI Cash Balance Plan and the cost-of-living adjustments for 1992, 1993 and 1994. Such benefits will be in addition to SCI Cash Balance Plan benefits.
  Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age fifty-five. Prior to retirement, if a participant dies or in the event of a change of control (as defined in the SERP for Senior Officers) of the Company, the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. The SERP for Senior Officers was amended in 1994 to allow participants to begin receiving reduced monthly installments while still an active employee (1) on January 1, 1995, if the participant was age 60 or older on November 9, 1994, or
(2) on the later of January 1, 1996 or attainment of age 60 if the participant was less than age 60 on November 9, 1994 and if the participant provides a written election to the Company one year prior to commencement of payments. Such installments will be reduced for early commencement to reasonably reflect the time value of money. Mr. R. L. Waltrip has elected to receive reduced monthly installments beginning January 1, 1995. The amendment also permits a participant to receive a lump sum payment of an actuarially reduced benefit on the participant's retirement if the election is made not less than 12 months prior to the retirement date.

Annual Benefits

- ------------------------------------------------------------------------------------------------------------------------
                                                                  Years of Service
                                                                                                           More Than
                                    5 - 10           10 - 15            15 - 20           20 - 25                 25
- ------------------------------------------------------------------------------------------------------------------------
Robert L. Waltrip                $     N/A         $     N/A         $     N/A          $     N/A         $1,040,664 (1)
- ------------------------------------------------------------------------------------------------------------------------
L. William Heiligbrodt             325,595           542,658           651,190            759,721            868,253
- ------------------------------------------------------------------------------------------------------------------------
W. Blair Waltrip                   189,930           298,462           379,861            461,259            542,658
- ------------------------------------------------------------------------------------------------------------------------
Samuel W. Rizzo                    189,930           298,462           379,861            461,259            542,658
- ------------------------------------------------------------------------------------------------------------------------
John W. Morrow, Jr.                162,797           271,329           325,595            379,861            434,126
- ------------------------------------------------------------------------------------------------------------------------

(1) This is Mr. R. L. Waltrip's actual annual benefit which, pursuant to his election, will be paid in the form of monthly installments beginning January 1, 1995.

Executive Employment Agreements
  In November 1991, the Company entered into new executive employment agreements with its executive officers, including Messrs. R. L. Waltrip, Heiligbrodt, W. Blair Waltrip, Rizzo and Morrow. The agreements have an initial term of five years for Mr. R. L. Waltrip, four years for Mr. Heiligbrodt and three years for each of Messrs. W. Blair Waltrip, Rizzo and Morrow. Upon annual authorization by the Board of Directors, the terms are extended for an additional year unless notice of non-renewal is given by either party. If such notice is given by the Company or if the Board of Directors does not authorize renewal, the employment period is extended so as to terminate the same number of years after the date of such notice as the original term of the agreement. The agreements provide for base salaries, which may be increased by the Board of Directors, and the right to participate in bonus and other compensation and benefit arrangements. As of March 24, 1995, the base salaries for Messrs. R. L. Waltrip, Heiligbrodt, W. Blair Waltrip, Rizzo and Morrow were $753,500, $487,000, $323,000, $297,000 and $297,000 respectively.
  In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive any accrued and unpaid salary or other compensation, a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus the executive received in the preceding three years and continuation of welfare plan benefits. If an executive is terminated without cause, he will be entitled to continuation of compensation and certain other benefits for the remaining term of his employment agreement. In the event of a change of control (as defined in the agreements) of the Company, the executive will be entitled to terminate his employment for certain specified reasons generally relating to a failure by the Company to honor the terms of the employment agreement ("Good Reason"), or without any reason during the 30-day period beginning one year after the change of control (the "Window Period"), and receive a lump-sum payment equal to (a) any accrued and unpaid salary or other compensation plus (b) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus the executive received in the preceding three years plus (c) a multiple (equal to the number of years in the initial term) of both the executive's base salary and his highest recent bonus.
  Upon termination of his employment, each executive will be subject, at the Company's option, to a non-competition obligation for a period equal to the number of years in the executive's initial term (except for Mr. R. L. Waltrip, whose 10-year non-competition obligation is described below). If the Company elects to have the non-competition provisions apply, during the non-competition period the Company will make payments to the executive (other than Mr. R. L. Waltrip) at a rate equal to his base salary at the time of termination, unless such termination was for cause or if the executive terminates his employment other than for Good Reason or during the Window Period, in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments. Any payments relating to the non-competition provisions (except the payment already made to Mr. R. L. Waltrip as described below) will be reduced to the extent the executive has received a lump-sum payment in lieu of salary and bonus after termination of employment.
  Each executive employment agreement contains provisions giving the Company full ownership of any intellectual property developed by the executive in the course of his employment, imposing an obligation of confidentiality on the executive with respect to the Company's proprietary information and prohibiting certain actions by the executive (whether or not the Company elects to have the non-competition provisions described in the preceding paragraph apply) that could be harmful to the Company after termination of the executive's employment.
  If any payments under the executive employment agreement or under the benefit plans of the Company (including the Amended 1987 Stock Plan, the SERP for Senior Officers, the 1993 Long-Term Incentive Stock Option Plan and the proposed 1995 Incentive Equity Plan) would subject the executive to any excise tax under the Internal Revenue Code, the executive will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), the executive will be in the same after-tax position as if no excise tax had been imposed.

  The Company's employment agreement with Mr. R. L. Waltrip provides for a 10-year non-competition period applicable to Mr. Waltrip beginning on the date of his retirement. This provision was incorporated into the November 1991 employment agreement from an earlier employment agreement that was terminated in November 1991. In connection with such termination, Mr. Waltrip received a payment of the present value of amounts that would have become payable under the earlier employment agreement during the non-competition period. Mr. Waltrip's current employment agreement does not provide for any further payment in consideration for Mr. Waltrip's covenant not to compete.
  The Company's employment agreement with Mr. Samuel W. Rizzo was modified in February 1995 to provide that Mr. Rizzo's employment period with the Company will terminate in February 1998. Until such date, Mr. Rizzo will continue to serve as Executive Vice President or in such other capacity as the Chief Executive Officer may designate and participate in the compensation arrangements covered by the employment agreement except for performance-based incentive awards for periods beginning or after January 1, 1995. The modification also provides that there will not be any non-competition obligations of, or payments to, Mr. Rizzo after February 1998.

Other Compensation
  In July 1988, the Company entered agreements with all executive officers and certain former officers to provide payments to their estates in the event of death. These agreements replaced certain insurance policy arrangements which the Company terminated in 1988. Under the agreements as amended, the payments, when paid, will be taxable and will amount to $2,777,778 for Mr. R. L. Waltrip, $2,083,333 for Mr. Heiligbrodt, $1,388,888 for each of Messrs. W. Blair Waltrip, Rizzo and Morrow. The benefit amount under each of these agreements is payable in full immediately in the event of death while the officer is employed. After termination of employment, the death benefit remains payable to the extent it has vested. The death benefit will vest at the rate, whichever is greater, of (i) 100% vesting upon attainment of Executive Vice President level or higher and five years of SCI Cash Balance Plan vesting service, or (ii) 30% after three years of service as an officer and 10% per year thereafter.

Director Compensation
  The current rates of directors' and committee fees are $5,250 quarterly plus $6,000 for each meeting of the Board attended (payable to all directors), and $1,500 for each committee meeting attended (payable to non-employee directors only). Each year, the Company provides each director the opportunity to defer his director fees pursuant to a deferred compensation agreement. The agreements allow the directors to specify the percentage of fees to be deferred and the date(s) for the payout of such fees. The Company maintains a bookkeeping account for any deferred fees and credits the account quarterly with interest at a rate which is one-half percentage point lower than the Company's quarterly bank borrowing rate.
  In addition, eleven directors who are not employees of the Company or its subsidiaries automatically received yearly awards of restricted Common Stock in 1994 pursuant to the 1990 Stock Plan For Non-Employee Directors. Each award was made on May 12, 1994 for an amount of 1,500 shares. Each award has a restriction period which will lapse on May 11, 1995. If the director terminates service as a director for any reason other than disability or death prior to the lapse of the restriction period, the restricted shares shall be forfeited. The restrictions shall lapse upon the occurrence of death or total and permanent disability of the director or upon a change of control (as defined in the plan) of the Company. While the restrictions are in effect, the shares cannot be sold, pledged or transferred. Except for the restrictions described above, a participant in the Plan who has been awarded shares of restricted Common Stock has all the rights of a holder of Common Stock, including the right to receive dividends paid on such shares and the right to vote such shares. The Plan expired after the May 12, 1994 grants and is being replaced, subject to shareholder approval, with the 1995 Stock Plan for Non-Employee Directors. See "Proposal to Approve the 1995 Stock Plan for Non-Employee Directors."
  In 1992, the Company adopted the Retirement Plan for Non-Employee
Directors. Under this plan, each of the directors who are not employees of the Company, including the Director Emeritus, was designated as a plan participant and will be entitled to receive annual retirement benefits of $42,500 for ten years, subject to a vesting schedule. The retirement benefits will vest in 25% increments at the end of five years, eight years, eleven years and fifteen years of credited service, except that the benefits will automatically vest 100% in the event of death while a director or in the event of a change in control (as defined in the plan) of the Company.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
  In 1994, the members of the Compensation Committee of the Board of Directors of the Company were Messrs. James H. Greer, John W. Mecom, Jr. and E. H. Thornton, Jr.
  Mr. R. L. Waltrip, Chairman and Chief Executive Officer of the Company, was Chairman of the Board of Directors of Tanknology Environmental, Inc. ("TEI") in 1994 and also served as Chief Executive Officer of TEI until April 1994. Mr. Samuel W. Rizzo, Executive Vice President of the Company, also served as a member of the Compensation Committee of TEI in 1994. Regarding transactions of the Company with Messrs. Waltrip and Rizzo, see "Certain Transactions" below.
  Mr. Waltrip receives no salary or other compensation from TEI in his capacity as Chairman and Chief Executive Officer to TEI, other than director fees and noncash compensation paid to other nonemployee directors of TEI. Mr. Waltrip devotes substantially all of his time to his duties as Chairman of the Board and Chief Executive Officer of the Company.

CERTAIN TRANSACTIONS
  In August 1989, the Company acquired from J. W. Morrow Investment Company its funeral home businesses located in Henderson, Texas and Charlotte, North Carolina. John W. Morrow, Jr. was the primary shareholder of J. W. Morrow Investment Company and was elected Executive Vice President of the Company in August 1989. Mr. Morrow is currently the Executive Vice President Corporate Development of the Company. In the August 1989 transaction, Mr. Morrow received shares of Common Stock of the Company as his share of the acquisition price and, in addition, entered a ten-year Agreement-Not-To-Compete with the Company. Under the Agreement-Not-To-Compete, Mr. Morrow received a cash payment and monthly payments scheduled to continue for a total of 96 months, which monthly payments totaled $152,000 in 1994. Each of Mr. Morrow's adult children entered a ten year Agreement-Not-To-Compete under which the Company is obligated to make monthly payments for the term of such agreements. The Company paid $36,000 in 1994 under the children's agreements.
  In 1994, the Company provided compensation of $307,531 and granted 2,500 shares of restricted stock of the Company and an option to acquire 18,000 shares of ECI common stock to T. Craig Benson, son-in-law of R. L. Waltrip, in his capacity as a Vice President of the Company. From SCIC, Mr. Benson received director's fees of $3,577 and an option to acquire 10,000 shares of SCIC common stock at an exercise price ten percent lower than the fair market value of SCIC stock on the date of grant. From ECI, Mr. Benson received director's fees of $5,750 and an option to acquire 15,000 shares of ECI common stock. The ECI options have exercise prices equal to the initial public offering price of ECI stock.
  In 1994, the Company paid $44,250 cash remuneration and awarded 1,500 shares of Common Stock of the Company to Wanda A. McGee, mother of R. L. Waltrip, in her capacity as Director Emeritus of the Company. Pursuant to a resolution adopted by the Board in 1983, Ms. McGee is entitled as Director Emeritus to receive such fees and other emoluments as may be paid or awarded to directors of the Company.
  Provident Services, Inc. and its subsidiaries ("Provident") provide various types of financing in the funeral and cemetery industry, including loans to certain employees and directors of the Company. Provident Services, Inc. is a subsidiary of the Company. During 1994, Provident had outstanding loans of $60,000 or more to officers and directors as indicated in the table on the following page. All such loans are secured and contain terms which, in the opinion of management, are as favorable to Provident as could have been negotiated with any third party.
  In addition, Provident leased six vehicles in 1993 to companies owned by Mr. R. L. Waltrip and received rentals aggregating $37,774. Provident also leased seven vehicles to a company owned by Mr. Heiligbrodt and received rentals aggregating $37,624. All of the leases were entered at market rates and contain terms which, in the opinion of management, are as favorable to Provident as could have been negotiated with any third party.
  In connection with grants of restricted stock under the Amended 1987 Stock Plan on August 10, 1993, the Company on August 19, 1993 made loans of $1,700,000 to Mr. R. L. Waltrip, $1,000,000 to Mr. Heiligbrodt, $600,000 to Mr.
W. Blair Waltrip, $525,000 to Mr. Rizzo and $525,000 to Mr. Morrow. The loans were made to enable such officers to pay the estimated federal income taxes resulting from their receipt of the August 10, 1993 restricted stock grants. Each of the loans remained outstanding in 1994, is due August 10, 2003 and bears interest at 6-1/2% per annum, which interest is reimbursed (together with a tax gross-up payment) by the Company.
  In connection with the informal investigation by the staff of the Commission referred to under "Independent Accountants," the Company, pursuant to authorization of the Board of Directors, has advanced the expenses incurred by Messrs. R. L. Waltrip, Heiligbrodt and Rizzo for separate legal counsel for such investigation in the respective amounts of $37,532, $17,630 and $9,030 through March 31, 1995.
  The Company acquired AMEDCO Inc. ("AMEDCO") in 1986. Prior to the acquisition, Mr. B. D. Hunter, a director of the Company, served as Chairman of the Board, President and Chief Executive Officer of AMEDCO. Immediately prior to the closing of the acquisition of AMEDCO by the Company, AMEDCO sold, among other things, its health care operations to Huntco Manufacturing, Inc. ("HMI"). HMI was a wholly-owned subsidiary of Huntco Acquisitions Holding, Inc. ("HAH"). All of the outstanding shares of capital stock of HAH are owned by a company which is owned approximately 41% by Mr. Hunter, 40% by Huntco Enterprises, Inc. ("HEI") and 19% by Huntco Farms, Inc. (of which Mr. Hunter owns 9% and HEI owns 85%). Mr. Hunter is a director of HEI, owns HEI preferred stock which gives him voting control of HEI and serves as co-trustee of irrevocable trusts which own approximately 85% of the common stock of HEI. The trusts are for the benefit of Mr. Hunter's adult children, and Mr. Hunter has the power to appoint a successor co-trustee. Mr. Hunter disclaims beneficial interest in the shares of stock owned by such trusts.
  In connection with the sale of AMEDCO's health care operations in 1986, the Company agreed to retain title to a tract of land and a manufacturing facility in Wright City, Missouri pending its sale. The property was encumbered by liens securing industrial revenue bonds. HMI assumed the liabilities under the industrial revenue bonds, the Company agreed to

Loans from Provident

- ----------------------------------------------------------------------------------------------------------------------------------
                                          Largest                Loan
                                             Loan          Balance at
                                       Balance in             Dec. 31,            Interest
Name                                         1994                1994                 Rate                          Nature of Loan
- ----------------------------------------------------------------------------------------------------------------------------------
Gregory L. Cauthen                      $ 205,890           $ 196,148               7.10%                            Mortgage Loan
Vice President Treasurer
- ----------------------------------------------------------------------------------------------------------------------------------
George R. Champagne                     $ 104,375           $       0              Prime            Loan to Exercise Stock Options
Senior Vice President
Chief Financial Officer
- ----------------------------------------------------------------------------------------------------------------------------------
Anthony L. Coelho                       $ 866,424           $ 548,582              7.20%                             Mortgage Loan
Director
- ----------------------------------------------------------------------------------------------------------------------------------
L. William Heiligbrodt                  $ 119,313           $ 119,029              7.45%                             Mortgage Loan
President and                             373,884             370,156              7.70%                             Mortgage Loan
Chief Operating Officer                    99,000              98,014              7.60%                             Mortgage Loan
- ----------------------------------------------------------------------------------------------------------------------------------
Lowell A. Kirkpatrick, Jr.              $ 322,556           $ 318,739              6.50%                             Mortgage Loan
Vice President
Corporate Development
- ----------------------------------------------------------------------------------------------------------------------------------
Henry M. Nelly, III                     $ 123,181           $ 116,910              9.10%                             Mortgage Loan
President of Provident                    104,375             104,375              Prime            Loan to Exercise Stock Options
- ----------------------------------------------------------------------------------------------------------------------------------
Jerald L. Pullins                       $ 250,000           $ 250,000              Prime                    Loan for Personal Use/
Executive Vice President                                                                                          Secured by Stock
European Operations                        66,174              66,174              9.20%                             Mortgage Loan
- ----------------------------------------------------------------------------------------------------------------------------------
Samuel W. Rizzo                         $  99,560           $  95,600              6.95%                             Mortgage Loan
Executive Vice President
- ----------------------------------------------------------------------------------------------------------------------------------
Richard T. Sells                        $ 262,128           $ 250,807              7.80%                             Mortgage Loan
Vice President                            130,000             130,000              Prime                    Loan for Personal Use/
Prearranged Sales                                                                                                 Secured by Stock
- ----------------------------------------------------------------------------------------------------------------------------------
Jack L. Stoner                          $ 239,104           $ 228,641              7.20%                             Mortgage Loan
Senior Vice President
Administration
- ----------------------------------------------------------------------------------------------------------------------------------

pay HMI any sales proceeds in excess of amounts necessary to discharge the bonds, and HMI agreed to indemnify the Company if the sales proceeds were insufficient to discharge the bonds. The property has not been sold but has instead been used in the health care operations of HMI and its successors, who have assumed HMI's obligations to the Company relating to the property, although HMI remains liable. During 1994, HMI's successors paid principal of $100,000 and interest of $34,916 on the bonds. At December 31, 1994, the outstanding principal balance of the bonds was $600,000 and is due to be paid in six monthly principal installments of $100,000 plus accrued interest.

  As a result of its acquisition of AMEDCO, the Company is liable for the payment of a promissory note to a company controlled by Mr. Hunter dated December 16, 1985, which had a principal balance of $321,621 as of December 31, 1994. Such note bears interest at an annual rate of 12%. The principal and interest on such note are payable in quarterly installments. During 1994, the Company paid $285,756 in principal and $60,343 in interest on such note.
  The Company has entered transactions with various subsidiaries of J. P. Morgan & Co. Incorporated ("Morgan"), which holds more than 5% of the outstanding shares of Common Stock of the Company. In connection with the Company's acquisition of an Australian company in August 1993, the Company and a Morgan subsidiary entered a swap transaction under which the Morgan subsidiary paid $110,000,000 Australian Dollars ("AUD") in August 1993 to the Company and became obligated to pay the Company (i) $73,590,000 US Dollars ("USD") in December 2000 and (ii) a variable rate of interest on $73,590,000 USD that reprices to a floating LIBOR rate every six months. In the transaction, the Company paid $73,590,000 USD in August 1993 to the Morgan subsidiary and became obligated to pay the subsidiary (i) $110,000,000 AUD in December 2000 and (ii) a fixed rate of 7.235% on $66,000,000 AUD and a variable rate of interest on $44,000,000 AUD that reprices every six months. This transaction expires December 29, 2000. During 1994, the Company paid $7,213,161 AUD to the Morgan subsidiary and received $3,209,231 USD from the Morgan subsidiary under this transaction.
  In 1993, the Company and a Morgan subsidiary agreed to a swap transaction which became effective February 1994 with respect to a notional amount of $150,000,000. In May 1994, the Company paid $4,693,000 to the Morgan subsidiary in exchange for the reduction of the notional amount to $75,000,000. Under the agreement, the Morgan subsidiary is obligated to pay the Company a fixed rate of 5.36% on the notional amount for five years and the Company is obligated to pay the Morgan subsidiary a variable rate that reprices to a floating LIBOR rate every six months. This transaction expires March 1, 1999. In 1994, the Company paid $1,272,656 to the Morgan subsidiary and received $2,010,000 from the subsidiary under this agreement.
  In connection with an acquisition of a United Kingdom company in 1994, the Company paid a $1,000,000 advisory fee to a Morgan subsidiary. With regard to the financing of the acquisition, a Morgan subsidiary in September 1994 entered an agreement to loan to a subsidiary of the Company up to pound sterling 185,000,000 GBP. The largest loan balance outstanding in 1994 was pound sterling 184,000,000 GBP and pound sterling 165,000,000 GBP was outstanding at December 31, 1994. The loan was guaranteed by the Company, bore interest calculated at a rate equal to United Kingdom pound sterling LIBOR plus 20 basis points and was scheduled to mature on August 30, 1995. In February 1995, the Company paid off the loan with proceeds obtained from the December 1994 public offerings and the January 1995 private offering discussed below.
  In the Company's public offering of debt and equity securities commenced in December 1994 and completed in January 1995, Morgan subsidiaries, among others, were underwriters. The Morgan subsidiaries received $6,291,546 in discounts or fees for services provided in the underwriting of the public offering.
  In December 1994, the Company and a Morgan subsidiary entered a swap transaction under which the Morgan subsidiary paid pound sterling 129,019,336 British Pounds ("GBP") to the Company in January 1995 and became obligated to pay the Company (i) $200,000,000 USD in December 2004 and (ii) a fixed rate of 8.488% on $200,000,000 USD. In the transaction, the Company paid $201,432,212 to the Morgan subsidiary in January 1995 and became obligated to pay the subsidiary (i) pound sterling 128,139,416 GBP in December 2004 and (ii) a variable rate of interest on pound sterling 128,139,416 GBP that reprices to a floating LIBOR rate every six months. This transaction expires
December 15, 2004.
  Additionally in December 1994, the Company and a Morgan subsidiary entered a swap transaction under which the Morgan subsidiary paid pound sterling 10,769,509 GBP to the Company in January 1995 and became obligated to pay the Company (i) $72,500,000 USD in December 2004 and (ii) a fixed rate of 7.973% on $72,500,000 USD. In the transaction, the Company paid $17,467,577 USD to the Morgan subsidiary in January 1995 and became obligated to pay the subsidiary
(i) pound sterling 46,450,538 GBP in December 2004 and (ii) a variable rate of interest on pound sterling 46,450,538 GBP that reprices to a floating LIBOR rate every six months. This transaction expires December 15, 2004.
  In January 1995, the Company completed a private offering of $199,011,000 of 8.72% fixed rate, seven year amortizing notes issued by a Company subsidiary and guaranteed by the Company. A Morgan subsidiary, acting as underwriter, received from the Company a combined management and underwriting commission and an arrangement fee totaling $3,500,000. In connection with the offering, the Company and a Morgan subsidiary entered a swap transaction under which the Morgan subsidiary paid pound sterling 127,712,273 GBP to the Company in January 1995 and became obligated to pay the Company $19,290,647 every six months. In the transaction, the Company paid $199,010,865 USD to the Morgan subsidiary in January 1995 and became obligated to pay the subsidiary (i) pound sterling 10,202,500 GBP every six months, (ii) scheduled amounts every six months, which amounts vary from pound sterling 1,319,735 GBP due July 27, 1995 to pound sterling 2,433,361 GBP due January 2002, and (iii) a variable rate of interest that reprices to a floating LIBOR rate every six months, plus a spread of 0.685%, on scheduled notional amounts, which notional amounts decrease from pound sterling 25,542,455 GBP in January 1995 to pound sterling 2,433,361 in July 2001. This transaction expires January 27, 2002.
  With respect to potential international transactions, the Company retained a Morgan subsidiary in May 1994 to evaluate certain opportunities in Mexico and paid fees of $105,000 to the Morgan subsidiary in 1994. The Company retained a Morgan subsidiary in August 1994 to assist in the evaluation of a French company and paid fees of $225,000 to the Morgan subsidiary in 1994. In 1995, the Company retained a Morgan subsidiary, for fees of $50,000, to evaluate certain opportunities in Canada.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Principal Shareholders

  The table below sets forth information with respect to any person who is known to the Company as of March 24, 1995 to be the beneficial owner of more than five percent of the Company's Common Stock.

- ----------------------------------------------------------------------------
                                         Amount                      Percent
Name and Address                    Benefically                           of
of Beneficial Owner                       Owned                        Class
- ----------------------------------------------------------------------------
J. P. Morgan Incorporated
      60 Wall Street
      New York, New York 10015       11,230,058(1)                     11.8%
- ----------------------------------------------------------------------------
(1) Based on a filing of J. P. Morgan & Co. Incorporated as of December 30, 1994, which reported sole voting power for 7,208,950 shares, shared voting power for no shares, sole investment power for 11,225,058 shares and shared investment power for 5,000 shares.

Security Ownership of Management

  The table to the right sets forth, as of March 24, 1995, the amount of the Company's Common Stock beneficially owned by each executive officer named in the Summary Compensation Table, each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have voting or investment power, unless otherwise noted. Such persons have sole voting power and investment power unless otherwise stated.

- ----------------------------------------------------------------------------
                                              Amount
                                         Benefically                 Percent
Name of Individual or Group                 Owned(1)                of Class
- ----------------------------------------------------------------------------
R. L. Waltrip                             589,135(2)                       *
- ----------------------------------------------------------------------------
L. William Heiligbrodt                    300,077(3)                       *
- ----------------------------------------------------------------------------
W. Blair Waltrip                          924,042(4)                       *
- ----------------------------------------------------------------------------
Samuel W. Rizzo                           199,867(5)                       *
- ----------------------------------------------------------------------------
John W. Morrow, Jr.                       176,286(6)                       *
- ----------------------------------------------------------------------------
Anthony L. Coelho                           7,625                          *
- ----------------------------------------------------------------------------
Douglas M. Conway                          91,813(7)                       *
- ----------------------------------------------------------------------------
Jack Finkelstein                          273,145(8)                       *
- ----------------------------------------------------------------------------
A. J. Foyt, Jr.                            15,800(9)                       *
- ----------------------------------------------------------------------------
James J. Gavin, Jr.                        37,726(10)                      *
- ----------------------------------------------------------------------------
James H. Greer                              9,637                          *
- ----------------------------------------------------------------------------
B. D. Hunter                               63,317(11)                      *
- ----------------------------------------------------------------------------
John W. Mecom, Jr.                          7,000                          *
- ----------------------------------------------------------------------------
Clifton H. Morris, Jr.                     11,017(12)                      *
- ----------------------------------------------------------------------------
E. H. Thornton, Jr.                        58,865                          *
- ----------------------------------------------------------------------------
Edward E. Williams                         10,358                          *
- ----------------------------------------------------------------------------
Executive Officers and Directors
    as a Group (27 persons)             3,210,229(13)                   3.3%
- ----------------------------------------------------------------------------
    *  Less than one percent

- ----------------------------------------------------------------------------



(1) For each of Messrs. Coelho, Conway, Finkelstein, Foyt, Gavin, Greer, Hunter, Mecom, Morris, Thornton and Williams, the amounts include 1,500 shares held under the 1990 Stock Plan for Non-Employee Directors, and each such director has sole voting and shared investment power with respect to such shares.

(2)  Includes 234,192 shares held in two trusts (under one of which trusts Mr.
R. L. Waltrip's wife is a beneficiary) under which Mr. R. L. Waltrip's three children, as trustees, either share or have sole voting and investment powers. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote (4). Also includes 12,860 shares held by a charitable foundation of which Mr. R. L. Waltrip is a director. The information herein regarding ownership of equity securities by the trusts and the foundation is for informational purposes only and is not to be construed as a statement that Mr.
R. L. Waltrip is a beneficial owner of any such securities, as any beneficial ownership thereof is expressly disclaimed by Mr. R. L. Waltrip. Also includes 13,235 shares held under the Amended 1987 Stock Plan, for which Mr. R. L. Waltrip has sole voting and shared investment power, as well as 24,000 shares which may be acquired upon exercise of stock options exercisable within 60 days. Mr. R. L. Waltrip also holds presently exercisable options to purchase 30,000 shares of common stock (less than one percent) of SCIC.

(3) Includes 3,375 shares and 730 shares held in two trusts for which Mr. Heiligbrodt is trustee and 915 shares owned by Mr. Heiligbrodt's wife and daughter, of which shares Mr. Heiligbrodt disclaims beneficial ownership. Also includes 8,050 shares held under the Amended 1987 Stock Plan, for which Mr. Heiligbrodt has sole voting and shared investment power, as well as 19,500 shares which may be acquired upon exercise of stock options exercisable within 60 days. Mr. Heiligbrodt also holds presently exercisable options to purchase 23,333 shares of common stock (less than one percent) of SCIC.

(4) Includes 63,340 shares held in a trust for the benefit of Mr. W. Blair Waltrip, 536,112 shares held in three trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have either shared or sole voting and investment power and 12,795 shares held in other family trusts. Of the shares attributable to the trusts, 234,192 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (2). Mr. W. Blair Waltrip is the son of Mr. R. L. Waltrip. Also includes 4,644 shares held under the Amended 1987 Stock Plan, for which Mr. W. Blair Waltrip has sole voting and shared investment power, as well as 10,500 shares which may be acquired upon exercise of stock options exercisable within 60 days. Mr. W. Blair Waltrip also holds presently exercisable options to purchase 36,666 shares of common stock (less than one percent) of SCIC. Mr. W. Blair Waltrip also owns 20,000 shares of common stock (less than one percent) of SCIC.

(5) Includes 750 shares owned by Mr. Rizzo's wife, 1,000 shares held by a trust for his wife and 7,750 shares held by a trust of which Mr. Rizzo is a trustee. Mr. Rizzo disclaims beneficial ownership of such shares. Also includes 4,102 shares held under the Amended 1987 Stock Plan, for which Mr. Rizzo has sole voting and shared investment power, as well as 18,000 shares which may be acquired upon exercise of stock options exercisable within 60 days. Mr. Rizzo also holds presently exercisable options to purchase 20,000 shares of common stock (less than one percent) of SCIC.

(6) Includes 10,000 shares held by a charitable foundation of which Mr. Morrow is a director. Mr. Morrow has shared voting and investment power for such shares and disclaims beneficial ownership of such shares. Also includes 4,102 shares held under the Amended 1987 Stock Plan, for which Mr. Morrow has sole voting and shared investment power, as well as 9,000 shares which may be acquired upon exercise of stock options exercisable within 60 days.

(7) Includes 90,413 shares held by a family trust of which Mr. Conway is a trustee and as to which he shares voting and investment power.

(8) Includes 251,954 shares held in five trusts for the benefit of other family members and/or himself, 1,005 shares held by a charitable foundation of which Mr. Finkelstein is President. As trustee, Mr. Finkelstein has sole voting and investment power with respect to 168,887 shares and shares voting and investment power with respect to 84,072 shares. Mr. Finkelstein disclaims beneficial ownership as to 84,072 shares held in such trusts and by the foundation. Also includes 6,646 shares which may be acquired through conversion of TECONs, of which shares Mr. Finkelstein disclaims beneficial ownership.

(9) Includes 4,300 shares held by Mr. Foyt as custodian for family members. Mr. Foyt has sole voting and investment power for such shares and disclaims beneficial ownership of such shares.

(10) Includes 1,442 shares held by a charitable foundation of which Mr. Gavin is President, of which shares Mr. Gavin disclaims beneficial ownership. Mr. Gavin also owns 10,000 shares of common stock (less than one percent) of SCIC and 10,000 shares of common stock (less than one percent) of ECI.

(11) Includes 8,242 shares held directly by Mr. Hunter, 19,204 shares indirectly controlled by Mr. Hunter (of which Mr. Hunter disclaims beneficial ownership) and 35,871 shares held by Mr. Hunter's Individual Retirement Account.

(12) Includes 2,017 shares owned by Mr. Morris' wife. Mr. Morris disclaims beneficial ownership of such shares.

(13) Includes 16,500 shares held under the 1990 Stock Plan for Non-Employee Directors and 102,578 shares held under the Amended 1987 Stock Plan, for all of which shares the individual has sole voting and shared investment power, as well as 151,672 shares which may be acquired upon exercise of stock options exercisable within 60 days. In addition, the Executive Officers and Directors as a group hold 30,000 shares of common stock of SCIC and options exercisable within 60 days for 111,665 shares of common stock of SCIC, which together represent approximately 1.4% of SCIC's outstanding shares. Further, such group also holds 46,625 shares of common stock (less than one percent) of ECI.

INDEPENDENT ACCOUNTANTS

General

  The Board of Directors of the Company has selected Coopers & Lybrand L.L.P., Certified Public Accountants ("Coopers"), to serve as the independent accountants for the Company for the fiscal year ending December 31, 1995. A representative of Coopers is expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions at such meeting.

Change of Accountants

  Ernst & Young LLP, Certified Public Accountants ("E&Y"), served as the independent accountants for the Company for the fiscal year ended December 31, 1992. E&Y was dismissed as the independent accounting firm for the Company effective March 25, 1993, with Coopers having been so engaged as of that date. The decision to change the independent accounting firm for the Company was recommended by management and by the Audit Committee of the Board of Directors of the Company and was approved by the Board of Directors.

  The report of E&Y dated February 8, 1993 on the consolidated financial statements of the Company as of December 31, 1992 and 1991 and for the three years in the period ended December 31, 1992 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. Similarly, the report of Coopers dated March 10, 1995 on the consolidated financial statements of the Company as of December 31, 1994 and 1993 and for the years then ended contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

  As previously reported by the Company in, among other places, its Form 8-K dated March 31, 1993, from time to time during the several years preceding January 1, 1993, meetings were held between members of senior management of the Company and local and national office partners of E&Y regarding potential accounting policies for reporting preneed funeral and cemetery sales. The Company and E&Y did not reach agreement on any new method of accounting for such sales. The Company has previously reported that, in the Company's opinion, during the two years ended December 31, 1992 and the first quarter of 1993, there was no reportable "disagreement" between the Company and E&Y regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject of the disagreement in connection with its report.
  As also previously reported by the Company in, among other places, an amendment, dated April 6, 1993, to the Company's Form 8-K, dated March 31, 1993, E&Y, however, has stated that it believes that a reportable "disagreement" occurred between it and the Company. Accordingly, at the request of E&Y, the Company included the following (references to E&Y and the Company have been conformed to the usage in this proxy statement) in its proxy statements dated April 12, 1993 and 1994 for the 1993 and 1994 annual meetings of stockholders.

     "On several occasions over the years, the Company has proposed that its accounting policy for preneed funeral services be changed to a method whereby revenue would be recognized at the date a preneed funeral contract is signed, accompanied by appropriate provision for the estimated cost of providing such services. E&Y's consistent position has been that the Company's proposed accounting policy would not be acceptable under generally accepted accounting principles.

     "At a meeting on April 1, 1992 held to discuss this issue, a reportable disagreement occurred in that Company management stated that if E&Y would not support the Company's proposed accounting they would find another firm that would. This disagreement was communicated to the Company's Audit Committee at its August 13, 1992 meeting.

     "Moreover, on February 19, 1993 (after completion of the 1992 audit), Company management presented the accounting proposal set forth in a December 28, 1992 'Invitation to Comment' prepared by Patrick B. Collins, CPA, and asked E&Y to support this proposed accounting method. That 'Invitation to Comment' advocates recognition of revenue for preneed funeral services at the time of sale rather than when the services are performed, and solicits comments from interested parties concerning this and other matters. On February 26, 1993 and again on March 2, 1993, E&Y informed Company management that it would be unable to support the proposal presented in the 'Invitation to Comment.'

     "On March 16, 1993, management informed E&Y that the Company was no longer pursuing the accounting method advocated in the 'Invitation to Comment' but rather was considering a modified approach. E&Y informed management that at least one element of the modified approach -- amortization of a portion of deferred revenue that would be associated with the fixed cost of maintaining funeral homes -- was, in E&Y's view, not acceptable under generally accepted accounting principles."

  The modified approach referred to above by E&Y is also referred to in the third paragraph from the end of this section "INDEPENDENT ACCOUNTANTS," except that at the time of its discussion with Coopers the element E&Y noted as being objectionable was no longer being considered.
  Following such disclosure, the Company filed a second amendment to such Form 8-K, in which the Company took issue with certain of E&Y's statements. Further, as previously reported, the Company has disputed that a reportable "disagreement" was communicated by E&Y to the Audit Committee on August 13, 1992. In response to the second amendment to such Form 8-K, E&Y responded (which response was included in a third amendment) that there was nothing in the second amendment of which E&Y was unaware at the time it stated its position disclosed in the April 6, 1993 amendment.
  The Company is currently discussing with the staff of the Division of Enforcement ("Staff") of the Securities and Exchange Commission settlement of the matters arising out of the previously disclosed informal investigation by the Staff with respect to the Company's disclosure about the change in accountants. Such investigation was initially disclosed by the Company in May 1993. The Staff has advised that it intends to recommend to the Commission that it institute a cease and desist administrative proceeding against the Company for alleged violations of Section 13(a) of the Exchange Act with respect to the Company's disclosure in the March 31, 1993 Form 8-K, as amended, relating to the change in the Company's accountants. The Company had previously disclosed, initially in October 1994, that the Staff was considering such recommendation against the Company. The Staff has advised that, depending upon the outcome of the settlement discussions, the Staff will finalize its recommendation to the Commission as to whether Mr. Robert L. Waltrip, Chairman and Chief Executive Officer, Mr. L. William Heiligbrodt, President and Chief Operating Officer, and Mr. Samuel W. Rizzo, Executive Vice President, would be named as respondents in the proceeding. There is no assurance that the settlement discussions between the Company and the Staff will be satisfactorily concluded. In any event, the Commission will subsequently make the final determinations on any action recommended by the Staff in these matters.
  On March 25, 1993, the Company's Board of Directors approved the recommendation of management and the Audit Committee that Coopers be engaged as the Company's new independent accountants. During the two fiscal years ended December 31, 1992 and the interim period of 1993, Coopers was not consulted by the Company on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company. During the interim period of 1993, as part of the proposal process, Coopers indicated its general agreement with the Company's desire to modify its accounting policies for preneed funeral and cemetery sales so that such policies more accurately reflect the economics of these sales. In this connection, the Company expressed to Coopers its desire to improve the financial reporting for preneed funeral sales by including in the balance sheet, as a long term asset and corresponding deferred revenue, all preneed funeral contracts whether funded by insurance or trust funds. Revenue from funeral services would be recognized when the services are performed, which is consistent with the Company's then and current policy. The Company also discussed with Coopers deferring funeral trust earnings until the service is performed. Under the Company's prior policy, these trust earnings were recognized in current income. Additionally, the Company expressed its views that accounting for preneed cemetery sales using the accounting principles prescribed for sales of real estate may not be the most appropriate method of accounting. Coopers orally ex-pressed their general agreement with these concepts but were not asked to and did not express an opinion on any specific transaction or accounting change, either orally or in writing.
  The accounting principles adopted by the Company in 1993 for reporting preneed funeral and cemetery sales are set forth, among other places, in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 filed with the Commission. Coopers has issued a preferability letter with respect to such principles. A copy of such letter is filed as an Exhibit to the Company's Form 10-Q for the quarter ended March 31, 1993. As indicated above, Coopers has issued an unqualified opinion with respect to the Company's consolidated financial statements as at and for the periods ended December 31, 1993 and 1994.
  The Company provided the foregoing to E&Y, and E&Y advised the Company that it had nothing further to add beyond its statement as previously reported.

OTHER MATTERS

Compliance with Section 16(a)
of the Exchange Act

  Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that Wesley T. McRae, Managing Director-Financial Reporting, filed late one Form 3 and one Form 5 reporting six transactions and that a trust of which Samuel W. Rizzo, Executive Vice President, is a trustee, filed late one Form 3.

Proxy Solicitation

  In addition to solicitation by mail, further solicitation of proxies may be made by telephone, telegraph or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefor, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition, the Company has retained Kissel Blake Inc. to aid in the solicitation of proxies from shareholders generally in connection with the Annual Meeting of Shareholders. Such solicitations may be by mail, facsimile, telephone, telegraph or personal interview. The fee of such firm is not expected to exceed $12,000 plus reimbursement for reasonable expenses.

Other Business

  The Board of Directors of the Company is not aware of other matters to be presented for action at the meeting; however, if any such matters are presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

Submission of Shareholder Proposals

  Any proposal to be presented by a shareholder at the Company's 1996 Annual Meeting of Shareholders scheduled to be held on May 9, 1996 must be received by the Company by December 19, 1995, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.
  It is important that proxies be returned to avoid unnecessary expense. Therefore, shareholders are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.



  Service Corporation International
  1929 Allen Parkway,
  P.O. Box 130548
  Houston, Texas 77219-0548

  April 17, 1995



[SCI LOGO]
is a registered service mark of Service Corporation International

ANNEX A

SERVICE CORPORATION INTERNATIONAL 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose.
  The purpose of the Service Corporation International 1995 Stock
Plan for Non-Employee Directors (the "Plan") is to provide a means through which Service Corporation International, a Texas corporation (the "Company") may attract able persons who are not employees to serve as directors of the Company and to provide a means whereby those non-employee directors whose present and potential contributions to the welfare of the Company are essential, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to serve as directors. So that the incentive can be provided each non-employee director, the Plan provides for granting Restricted Stock Awards.

2. Definitions.
  The following definitions shall be applicable throughout the Plan:
(a)    "Award" means any Restricted Stock Award.
(b)    "Board" means the Board of Directors of Service Corporation
       International.
(c)    "Change of Control" shall be deemed to have occurred in the event
       (i) a change in the ownership of Common Stock occurs where a corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires beneficial ownership of more than 20% of outstanding shares of Common Stock within the meaning of Rule 13d-3 promulgated under the Exchange Act and after having been advised that such ownership level has been reached, the Board does not, within 90 days, adopt a resolution specifically approving the acquisition of that level of Common Stock by such persons, or (ii) during any consecutive twelve-month period, a change in one-third of the members of the Board occurs.
(d) "Code" means the Internal Revenue Code of 1986. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
(e) "Committee" means a committee consisting of directors who are not eligible to participate in the Plan.
(f)    "Common Stock" means the common stock of Service Corporation
       International.
(g)    "Company" means Service Corporation International.
(h) "Forfeiture Restriction" means the prohibition against transfer of and the obligation to forfeit and surrender shares of Common Stock to the Company upon the occurrence of certain specified events.
(i) "Forfeiture Restriction Period" means the period of time during which Forfeiture Restrictions imposed with respect to an Award are in effect.
(j) "Holder" means a non-employee director or a non-employee director emeritus of the Company who has been granted an Award.
(k) "Personal Representative" means the person or persons who upon the death, disability or incompetency of a Holder shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to an Award, theretofore granted or made to such Holder.
(l) "Plan" means the Service Corporation International 1995 Stock Plan for Non-Employee Directors.

3. Effective Date and Duration of the Plan.
  The Plan shall become effective upon approval by the shareholders of Service Corporation International at the annual meeting of shareholders to be held on May 11, 1995, or any adjournment thereof. No further Awards may be granted under the Plan after 2000. The Plan shall remain in effect until all Forfeiture Restrictions imposed upon outstanding Awards have been eliminated or have resulted in a forfeiture of Common Stock subject to an Award.

4. Administration.
(a) Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.
(b) Powers. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of directors or directors emeritus to receive Awards under the Plan, the number of Shares of Stock subject to any such Awards or the Plan, the timing of such Awards or the Forfeiture Restrictions and Forfeiture Restriction Periods, and provided further that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its shareholders and persons granted Awards under the Plan. Each Award under this Plan shall be evidenced by a written agreement in such form as the Committee shall


                                                                           A 1
       from time to time approve. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas.

5.  Restricted Stock Awards;
    Shares Subject to the Plan
(a) Stock Grant Limit. Awards will be granted to non-employee directors and directors emeritus eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 120,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award is forfeited or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.
(b) Stock Offered. The stock to be granted constituting an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

6.  Eligibility
       Awards may be granted only to directors or directors emeritus of the Company who, at the time of grant, are not employees of the Company or of any subsidiary of the Company. Awards may not be granted to any person who is an employee of the Company or of any subsidiary of the Company.

7.  Restricted Stock Awards
(a) Awards. Awards for 1,500 shares of Common Stock (as adjusted pursuant to Section 8) shall be granted automatically to each eligible director and director emeritus on the second Thursday in May of each year, beginning on May 11, 1995. Each Award shall have a Forfeiture Restriction Period which shall expire as of the second Thursday in May of the year following the year of the grant. The Forfeiture Restriction Period applicable to a particular Award shall not be changed except as permitted by Paragraph 8, unless death, total and permanent disability or a Change of Control occurs. If a Change of Control occurs, the Forfeiture Restriction Period for all Awards shall expire and the Forfeiture Restrictions imposed with respect to all Awards shall lapse immediately upon occurrence of the Change of Control, except as provided in Paragraph 10(d). In the event of termination of service by reason of death or the total and permanent disability of a director, the Forfeiture Restriction Period for such director's Awards shall expire and the Forfeiture Restrictions imposed with respect to such director's Awards shall lapse immediately.
(b)    Other Terms and Conditions.  Common Stock awarded pursuant to an
       Award shall be represented by a stock certificate registered in the name of the Holder of such Award. The Holder shall have the right to receive dividends during the Forfeiture Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that
       (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restriction Period shall have expired,
       (ii) the Company shall retain custody of the stock during the Forfeiture Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Forfeiture Restriction Period, and (iv) a breach of any of the terms and conditions of the Award shall cause a forfeiture of the Award in accordance with the Forfeiture Restrictions.
(c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to an Award, except to the extent otherwise required by law.

8.  Change in Capital Structure
       In the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations or other relevant changes in capitalization occurring after the date hereof, the aggregate number of shares remaining available under the Plan and the size of each future Award shall be appropriately adjusted as hereinafter described. If after the date of adoption of this Plan the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on the Common Stock, the number of shares of Common Stock remaining available for the grant of future Awards and the number of shares constituting a future Award (i) in the event of an increase in the number of outstanding shares shall be proportionately increased and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced. If the Company recapitalizes or otherwise changes its capital structure, thereafter future Awards, in lieu of the number of shares of Common Stock then constituting an Award, shall be the number and class of shares of stock and securities to which a stockholder would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, such stockholder had been the holder of record of the number of shares of Common Stock then constituting an Award and the number of shares remaining available for grant shall be the number and class of shares of stock to which a stockholder of the Company would have been entitled if, immediately prior to such recapitalization, such stockholder had been the holder of record of the number of shares of Common Stock then available for future Awards.


A 2

9.  Amendment of the Plan
       The Board may suspend or terminate the Plan or revise or amend it in any respect at any time, provided that the provisions of Section 7 may not be amended more often than every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. In addition, any amendment to the Plan that would (i) materially increase the benefits to participants under the Plan, (ii) materially increase the number of shares of Common Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan must be approved by the affirmative votes of holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly called and held in accordance with the Texas Business Corporation Act.

10.  Effect of the Plan
(a) No Right to an Award. Neither the adoption of the Plan or any action of the Board or of the Committee shall be deemed to give a director a right to an Award or any other rights hereunder except as may be evidenced by an Award duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth herein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any award.
(b) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any director any right with respect to continuation of service as a director with the Company or (ii) interfere in any way with the right of the Company to terminate his or her service at any time.
(c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.


                                                                           A 3

ANNEX B

SERVICE CORPORATION INTERNATIONAL 1995
INCENTIVE EQUITY PLAN

TABLE OF CONTENTS
<Table)
[S]
ARTICLE I - Plan
    Purpose.....................................        1.1
    Effective Date of Plan......................        1.2

ARTICLE II - Definitions
    Affiliate...................................        2.1
    Board of Directors..........................        2.2
    Bonus Award.................................        2.3
    Change of Control...........................        2.4
    Code........................................        2.5
    Committee...................................        2.6
    Company.....................................        2.7
    Disinterested Person........................        2.8
    Employee....................................        2.9
    Fair Market Value...........................        2.10
    Incentive Option............................        2.11
    Nonqualified Option.........................        2.12
    Option......................................        2.13
    Option Agreement............................        2.14
    Outside Director............................        2.15
    Plan........................................        2.16
    Stock.......................................        2.17
    10% Stockholder.............................        2.18

ARTICLE III - Eligibility

ARTICLE IV - General Provisions Relating to
Options and Bonus Awards
    Authority to Grant Options and Bonus Awards.        4.1
    Dedicated Shares............................        4.2
    Non-Transferability.........................        4.3
    Requirements of Law.........................        4.4
    Changes in the Company's Capital Structure..        4.5
    Election Under Section 83(b) of the Code....        4.6

ARTICLE V - Options
    Type of Option..............................        5.1
    Written Agreement...........................        5.2
    Option Price................................        5.3
    Duration of Options.........................        5.4
    Amount Exercisable .........................        5.5
    Exercise of Options.........................        5.6
    Exercise on Termination of Employment.......        5.7
    Substitution Options........................        5.8
    No Rights as Stockholder....................        5.9

ARTICLE VI - Bonus Awards
    Bonus Awards................................        6.1
    Establishment of Bonus Award................        6.2
    Criteria for Performance Goals..............        6.3
    Committee Certification ....................        6.4
    Payment and Limitations ....................        6.5
    Termination of Employment
    During Measurement Period...................        6.6

ARTICLE VII - Administration

ARTICLE VIII - Amendment or Termination of Plan

ARTICLE IX - Miscellaneous
    No Establishment of a Trust Fund............        9.1
    No Employment Obligation....................        9.2
    Tax Withholding.............................        9.3
    Indemnification of the Committee
    and the Board of Directors..................        9.4
    Gender......................................        9.5
    Headings....................................        9.6
    Other Compensation Plans....................        9.7
    Other Options or Awards.....................        9.8
    Governing Law...............................        9.9


B 1

ARTICLE I

Plan
1.1 Purpose. The Service Corporation International 1995 Incentive Equity Plan is intended to provide a means whereby certain Employees of Service Corporation International, a Texas corporation, and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain key
      Employees the option to purchase shares of the $1.00 par value common stock of the Company under the terms of this Plan. Options granted under the Plan may be either incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options which do not constitute incentive stock options under the Code. The Company may also grant bonuses to certain key Employees of the Company based on achievement of pre-established performance goals, which bonuses may be paid in shares of Stock or in cash, at the discretion of the Committee subject to the terms of the Plan.
1.2 Effective Date of Plan. The Plan is effective January 1, 1995, if within 12 months of November 9, 1994, it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Incentive or Nonqualified Option or Bonus Award shall be granted pursuant to the Plan after November 8, 2004.

ARTICLE II

Definitions
      The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.
2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.2   "Board of Directors" means the board of directors of the Company.
2.3 "Bonus Award" means an Award made to an Employee under Article VI which is intended to qualify as performance based compensation as defined in
      Section 162(m) of the Code and regulations issued thereunder.
2.4   "Change of Control" means the happening of any of the following events:
      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidations, the conditions described in clauses (A), (B) and (C) of subsection (c) of this definition of "Change of Control" are satisfied; or

      (b) Individuals who, as of the effective date hereof, constitute th Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by (A) a vote of at least a majority of the directors then comprising the Incumbent Board, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five


                                                                          B 2
          members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (A) of this subsection 2, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
      (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidations, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such organization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority for the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or
      (d) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (I) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (III) at least a majority for the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.
2.5   "Code" means the Internal Revenue Code of 1986, as amended.
2.6 "Committee" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors.
2.7   "Company" means Service Corporation International.
2.8 "Disinterested Person" means a "disinterested person" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.


B 3

2.9 "Employee" means a key employee employed by the Company or any Affiliate to whom an Option or a Bonus Award is granted.
2.10 "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (c) if the Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or
      (d) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Committee.
2.11 "Incentive Option" means an option granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.
2.12  "Nonqualified Option" means an option other than an Incentive Option.
2.13 "Option" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.
2.14 "Option Agreement" means the written agreement which sets out the terms of an Option.
2.15 "Outside Director" means a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.
2.16  "Plan" means the Service Corporation International 1995
      Incentive Equity Plan, as set out in this document and as it may be amended from time to time.
2.17 "Stock" means the common stock of the Company, $1.00 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.
2.18 "10% Stockholder" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants;
      and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

ARTICLE III

Eligibility
      The individuals who shall be eligible to receive Incentive Options, Nonqualified Options, and Bonus Awards shall be those key Employees as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Option, or Bonus Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if receipt of it would cause the individual not to be a Disinterested Person or Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option or Bonus Award under this Plan or under other similar plans of the Company.

ARTICLE IV

General Provisions Relating to Options
and Bonus Awards
4.1 Authority to Grant Options and Bonus Awards. The Committee may grant to those key Employees as it shall from time to time determine, Options or Bonus Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option or Bonus Award to be granted to an Employee shall be as determined by the Committee.
4.2 Dedicated Shares. The total number of shares of Stock with respect to which Options and Bonus Awards may be granted under the Plan shall be 2,000,000 shares. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to Options which may be issued to any Employee under the Plan during each year is 40,000 shares. The maximum number of shares which may be granted during the life of the Plan in payment of Bonus Awards is 100,000 shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.
      In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option or Bonus Award under the Plan.
4.3 Non-Transferability. Incentive Options shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee's lifetime, only by him. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Nonqualified Options shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee's lifetime, only by him.


                                                                          B 4

4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Option or Bonus Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Bonus Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Bonus Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision.
      In the event the Stock issuable on exercise of an Option or pursuant to a Bonus Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares under an Option or Bonus Award, to comply with any law or regulation of any governmental authority.
4.5   Changes in the Company's Capital Structure.
      (a) The existence of the Plan and the Options or Bonus Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
      (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.
      (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. In the event of a change in the Company's capital structure described in this Section 4.5, the number of shares of Stock available for payment of Bonus Awards shall be adjusted accordingly.
4.6 Election Under Section 83(b) of the Code. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Options issued to him under this Plan.

ARTICLE V

Options
5.1 Type of Option. The Committee shall specify whether a given option shall constitute an Incentive Option or a Nonqualified Option.
5.2 Written Agreement. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Employee and by the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.
5.3 Option Price. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.


B 5

      The price at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased shall be more than 100% of Fair Market Value.
5.4 Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.
5.5 Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding, provided that no Option may be exercisable within six (6) months of the date of grant. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted. The Committee may, in its discretion, accelerate the time at which an Option may be exercised.
5.6 Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (a) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) Stock at its Fair Market Value on the date of exercise, and/or (c) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee's name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Option Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.
      Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably requestpertaining to exercise, sale or other disposition.
      Notwithstanding any other provisions of this plan, all outstanding Options shall become immediately exercisable to the full extent of the grant upon a Change of Control. From and after a Change of Control, Options, other than Incentive Stock Options, shall remain exercisable for the lesser of (x) the balance of their original term, and (y) six months and one day after termination of an Employee's employment, one year in the case of termination of employment due to death, total and permanent disability or retirement.
5.7 Exercise on Termination of Employment. Unless it is expressly provided otherwise in the Option Agreement:
      (a) If an Employee's employment with the Company terminates for any reason other than disability or death, the Option may be exercised by the Employee (or his estate or the person who acquires the Option by bequest or inheritance or by reason of the death of the Employee) at any time during the period of three months following such termination, but only as to the number of shares the Employee was entitled to purchase under the Option as of the date his employment so terminates.
      (b) If an Employee's employment with the Company terminates by reason of disability (within the meaning of Section 22(e)(3) of the Code), the Option may be exercised by the Employee (or his estate or the person who acquires the Option by bequest or inheritance or by reason of the death of the Employee) at any time during the period of one year following such termination, but only as to the number of shares the Employee was entitled to purchase under the Option as of the date his employment so terminates.


                                                                           B 6

      (c) If an Employee dies while in the employ of the Company, his estate, or the person who acquires the Option by bequest or inheritance or by reason of the death of the Employee, may exercise the Option at any time during the period of one year following the date of the Employee's death, but only as to the number of shares the Employee was entitled to purchase under the Option as of the date of his death.
          In determining the employment relationship between the Company and the Employee, employment by any Affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in
          Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in
          Section 424(a) of the Code).
5.8 Substitution Options. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.
5.9 No Rights as Stockholder. No Employee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

ARTICLE VI

Bonus Awards
6.1 Bonus Awards and Eligibility. The Committee, in its sole discretion, may designate certain key Employees of the Company who then become eligible to earn a Bonus Award if certain pre-established performance goals are met. In determining which employees shall be eligible for a Bonus Award, the Committee shall, in its discretion, consider the nature of the employee's duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan. A director of the Company, who is not also an employee of the Company, shall not be eligible to receive a Bonus
      Award. An Employee who has received a Bonus Award or Awards in one year may receive an additional Award or Awards in subsequent years.
6.2 Establishment of Bonus Award. The Committee shall determine the terms of the Bonus Award, if any, to be made to an individual employee for each semi-annual or annual period (the "Measurement Period"). The performance goals shall be pre-established in accordance with Section 162(m) of the Code and regulations issued thereunder. The Committee shall have the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goal is attained.
6.3 Criteria for Performance Goals. Performance Goals determined by the Committee may be based on increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.
6.4 Committee Certification. The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Bonus Award by issuance of a certificate for Stock or payment in cash.
      If the Committee certifies the entitlement of an Employee to the performance based Bonus Award, the payment shall be made to the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.
6.5 Payment and Limitations. Bonus Awards shall be paid on or before the 90th day following both (a) the end of the Measurement Period, and
      (b) certification by the Committee that the performance goals and any other material terms of the Bonus Award and this Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Bonus Award may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payment to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.
      The maximum amount which may be paid to any Employee pursuant to a Bonus Award under this Article VI for a Measurement Period shall not exceed $3,000,000; provided that the maximum amount of any Bonus Awards payable to any one Employee in each calendar year shall not exceed $3,000,000.


B 7

6.6 Termination of Employment During Measurement Period. If an Employee's employment with the Company and all Affiliates terminates during a Measurement Period, he shall not be entitled to any payment under this
      Article VI for that Measurement Period.

ARTICLE VII

Administration
   The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan, Options or Bonus Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive
Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
(a) determine the Employees to whom and the time or times at which Options or Bonus Awards will be made,
(b) determine the number of shares and the purchase price of Stock covered in each Option or Bonus Award, subject to the terms of the Plan,
(c) determine the terms, provisions and conditions of each Option and Bonus Award, which need not be identical,
(d) define the effect, if any, on an Option or Bonus Award of the death, disability, retirement, or termination of employment of the Employee,
(e) proscribe, amend and rescind rules and regulations relating to administration of the Plan, and
(f) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.
   The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE VIII

Amendment or Termination of Plan
   The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE IX

Miscellaneous
9.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under this Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.
9.2 No Employment Obligation. The granting of any Option or Bonus Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Bonus Award has been granted to him.
9.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Bonus Award or issuance of Stock in payment of a Bonus Award. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums


                                                                          B 8
      for taxes shall be delivered within 10 days after (a) the date of exercise, or (b) notice of the Committee's decision to pay all or part of a Bonus Award in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee's decision to pay all or part of the Bonus Award in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporation will be required to withhold.
9.4 Indemnification of the Committee and the Board of Directors. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.
9.5 Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.
9.6 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
9.7 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.
9.8 Other Options or Awards. The grant of an Option or Bonus Award shall not confer upon the Employee the right to receive any future or other Options or Bonus Awards under this Plan, whether or not Options or Bonus Awards may be granted to similarly situated Employees, or the right to receive future Options or Bonus Awards upon the same terms or conditions as previously granted.
9.9 Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.


B 9

ANNEX C

SERVICE CORPORATION INTERNATIONAL

1993 LONG-TERM INCENTIVE STOCK OPTION PLAN

SECTION 1.  Purpose; Definitions.
      The purpose of the Plan is to give Service Corporation International a competitive opportunity in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.
      For purposes of the Plan, the following terms are defined as set forth below:
a. "Affiliate" means a corporation or other entity controlled by the Company and designated by the Committee from time to time as such.
b.    "Board" means the Board of Directors of the Company.
c. "Cause" means (i) a material breach by an optionee of his or her duties as an employee which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies (other than a breach arising from the failure of the optionee to work as a result of incapacity due to physical or mental illness) and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (ii) the conviction of the optionee of a felony involving malice which conviction has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.
d. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 6(b) and 6(c), respectively.
e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
f. "Commission" means the Securities and Exchange Commission or any successor agency.
g.    "Committee" means the Committee referred to in Section 2.
h.    "Company" means Service Corporation International, a Texas corporation.
i. "Disability" means the inability of the optionee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the optionee or the optionee's legal representative (such agreement as to acceptability not to be withheld unreasonably).
j. "Disinterested Person" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission and also qualifies as an "outside director" for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.
k.    "Eligible Person" has the meaning stated in Section 4 of the Plan.
l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
m. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.
n. "Plan" means the Service Corporation International 1993 Long-Term Incentive Stock Option Plan, as set forth herein and as hereinafter amended from time to time.
o. "Retirement" means retirement from active employment by the Company or any of its subsidiaries at or after age 55.
p. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.
q. "Stock" means common stock, par value $1.00 per share, of the Company.
r.    "Stock Option" means an option granted under Section 5.
s. "Termination of Employment" means the termination of the participant's employment with the Company and any subsidiary or Affiliate. An employee shall be deemed to have terminated employment if he or she ceases to perform services for the Company or its subsidiaries or Affiliates on a full-time basis, notwithstanding the fact that such employee continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Company or any of its subsidiaries or Affiliates. A participant on a non-medical leave of absence shall, unless such leave of absence is otherwise approved by the Committee, be deemed to incur a Termination of Employment. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate.


                                                                           C 1

   In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  Administration.
   The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.
   The Committee shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to officers and other key employees of the Company and its subsidiaries and Affiliates.
   Among other things, the Committee shall have the authority, subject to the terms of the Plan:
(a) to select the Eligible Persons to whom Stock Options may from time to time be granted;
(b) to determine the number of shares of Stock to be covered by each Stock Option granted hereunder; and
(c) to determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the option price (subject to Section 5(a)) and any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate), based on such factors as the Committee shall determine.
   The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
   The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.
   Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  Stock Subject to Plan.
   Subject to adjustment as provided herein, the total number of shares of Stock available for grant under the Plan shall be 4,650,000. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.
   If any Stock Option terminates without being exercised, shares subject to such Stock Option shall not be available for further awards in connection with Stock Options under the Plan.
   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

SECTION 4.  Eligibility.
   Officers and employees of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates are eligible to be granted Stock Options under the Plan ("Eligible Persons").

SECTION 5.  Stock Options.
   Any Stock Option granted under the Plan shall be in the form attached hereto as Annex A, which is incorporated herein and made a part of the Plan, with such changes as the Committee may from time to time approve which are consistent with the Plan. None of the Stock Options granted under the Plan shall be "incentive stock options" within the meaning of Section 422 of the Code. The maximum number of shares of Stock that may be subject to Stock Options granted hereunder during the term of the Plan to any individual shall be 1,550,000.
   The grant of a Stock Option shall occur on the date the Committee selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. Such selection shall be evidenced in the records of the Company whether in the minutes of the meetings of the Committee or by consent in writing. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant.
   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:


C 2

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Stock on the date of grant.

(b) Option Term. The term of each Stock Option shall be 14 years, unless earlier terminated.
(c)    Exercisability.  Except as otherwise provided herein, each Stock
       Option shall be exercisable during its term only if such Stock Option has vested and only after the fourth anniversary of its date of grant.
(d) Vesting. Each Stock Option shall have assigned to it by the Committee a target price (the "Target Price") which will be used to provide for accelerated vesting of such Stock Option as set forth in the agreement evidencing such Stock Option. Any Stock Option that remains outstanding and unvested on the thirteenth anniversary of its date of grant shall vest at such time.
(e) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.
       The option price of Stock to be purchased upon exercise of any Option shall be paid in full (i) in cash (by certified or bank check or such other instrument as the Company may accept), (ii) in the form of unrestricted Stock already owned by the optionee for six months or more and based on the Fair Market Value of the Stock on the date the Stock Option is exercised or (iii) by a combination thereof. If an optionee is subject to Section 16(b) of the Exchange Act, any election to make payment pursuant to clause (ii) of the preceding sentence shall comply with the requirements of Rule 16b-3(e).
       Payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
       No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), only when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9(a).
(f) Non-transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or its alternate payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

- -------------------------------------------------------------------------------
          THIS EXISTING SECTION 5(g) WILL BE DELETED IF SHAREHOLDERS
               APPROVE THE PROPOSAL WITH RESPECT TO THIS PLAN.

(g)    Termination by Death, Disability or Retirement or by the Company
       Without Cause. If an optionee's employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by the optionee, the following provisions shall apply:
          (1) if termination by death or Disability or by the Company without Cause occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable only during the period after the fourth anniversary of the date of grant and ending on the fifth anniversary of the date of grant and only if such Stock Option has become vested;
          (2) if termination by Retirement occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall terminate immediately; and
          (3) if termination by death, Disability or Retirement or by the Company without Cause occurs after the fourth anniversary of the date of grant of a Stock Option held by the optionee, such Stock Option shall be exercisable only during the period after the 13th anniversary of the date of grant and ending upon the expiration of such Stock Option.

- -------------------------------------------------------------------------------
                                                                          C 3

- -------------------------------------------------------------------------------
            THIS CORRECTED SECTION 5(G) WILL BE ADDED IF SHAREHOLDERS
                  APPROVE THE PROPOSAL WITH RESPECT TO THIS PLAN.

(g)   Termination by Death, Disability or Retirement or by the Company
      Without Cause. If an optionee's employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by the optionee, the following provisions shall apply:
          (1) if termination by death or Disability or by the Company without Cause occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, and if the Target Price vesting condition provided in such Stock Option is satisfied after such termination and on or prior to such fourth anniversary, such Stock Option shall be exercisable only during the period after the fourth anniversary of the date of grant and ending on the fifth anniversary of the date of grant and shall terminate at the close of business on such fifth anniversary;
          (2) if termination by death or Disability or by the Company without Cause occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, and if the Target Price vesting condition provided in such Stock Option is not satisfied on or prior to such fourth anniversary, such Stock Option shall be exercisable only during the period after the 13th anniversary of the date of grant and ending upon the expiration of such Stock Option;
          (3) if termination by Retirement occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall terminate immediately; and
          (4) if termination by death, Disability or Retirement or by the Company without Cause occurs after the fourth anniversary of the date of grant of a Stock Option held by the optionee, such Stock Option shall be exercisable only during the period after the 13th anniversary of the date of grant and ending upon the expiration of such Stock Option.

- -------------------------------------------------------------------------------

(h) Termination by the Company for Cause; Voluntary Termination. If an optionee's employment is terminated voluntarily by the optionee (other than through Retirement) or by the Company for Cause, in either case prior to the vesting of a Stock Option, such Stock Option shall terminate immediately.
(i) Termination After Vesting. If an optionee's employment is terminated for any reason after a Stock Option has vested, the following provisions shall apply:
          (1) if such termination occurs prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable during the 18-month period beginning on such fourth anniversary, and shall terminate at the end of such 18-month period; and
          (2) if such termination occurs on or after the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable during the period beginning on the date of such termination and ending on the earlier of
                (x) the original termination date of such Stock Option and (y) the date that is 18 months after the date of termination of employment, and shall terminate at the end of such period.
(j) Change in Control Cash Out. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately vest and become fully exercisable, and during the 60-day period from and after such Change in Control (the "Exercise Period"), an optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the "Spread") multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised; provided, however, that if the Change in Control occurs within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option. Notwithstanding the foregoing, if any right granted pursuant to this
      Section 5(j) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this
      Section 5(j) would otherwise be eligible for such accounting treatment, the Committee shall have the authority to replace the cash payable pursuant to this Section 5(j) with Stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder. For purposes of this paragraph (j) only, the date of grant of any Stock Option approved by the Committee on November 10, 1993 shall be deemed to be the date on which the Plan is


C 4
      approved by the Company's stockholders.

(k) Initial Grants. The Committee granted on November 10, 1993 the following awards to the individuals listed below, in the share amounts and at the Target Prices and exercise prices indicated, subject to the approval of the stockholders of the Company:

- --------------------------------------------------------------------------------
  OptioneE                 Number of             Exercise              Target
                              Shares                Price               Price
- --------------------------------------------------------------------------------
  R. L. Waltrip              775,000               $25.75                 $50
- --------------------------------------------------------------------------------
  R. L. Waltrip              775,000                25.75                  60
- --------------------------------------------------------------------------------
  L. W. Heiligbrodt          475,000                25.75                  50
- --------------------------------------------------------------------------------
  L. W. Heiligbrodt          475,000                25.75                  60
- --------------------------------------------------------------------------------
  W. B. Waltrip              275,000                25.75                  50
- --------------------------------------------------------------------------------
  W. B. Waltrip              275,000                25.75                  60
- --------------------------------------------------------------------------------
  S. W. Rizzo                237,500                25.75                  50
- --------------------------------------------------------------------------------
  S. W. Rizzo                237,500                25.75                  60
- --------------------------------------------------------------------------------
  J. W. Morrow, Jr.          237,500                25.75                  50
- --------------------------------------------------------------------------------
  J. W. Morrow, Jr.          237,500                25.75                  60
- --------------------------------------------------------------------------------



      The foregoing individuals shall not be eligible to receive any additional awards under the Plan.

SECTION 6.  Change In Control Provisions.
(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.
(b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

      (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
             (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company (other than an acquisition pursuant to the exercise of a conversion privilege), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of subsection
             (iii) of this Section 6(b) are satisfied; or
      (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by (1) a vote of at least a majority of directors then comprising the Incumbent Board, or (2) a vote of at least a majority of the directors then constituting the Executive Committee of the Board at a time when such committee comprised at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board, pursuant to clause (1) of this subparagraph (ii), shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
             Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
      (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election


                                                                        C 5
             of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
      (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and
      (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to
      Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the solE discretion of the Board.

SECTION 7.  Term, Amendment and Termination.
  The Plan will terminate on November 10, 2003. Stock Options outstanding as of November 10, 2003 shall not be affected or impaired by the termination of the Plan.
  The Committee shall have authority to amend the Plan without the approval of the Company's stockholders to take into account changes in law and tax and accounting rules, including Rule 16b-3 and Section 162(m) of the Code; provided that no amendment shall be made which would (i) impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3.

SECTION 8.  Unfunded Status of Plan.
  It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 9.  General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:
         (1) the listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Stock;
         (2) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and
         (3)    the obtaining of any other consent, approval, or per-


C 6
               mit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.
(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Stock Option under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. Withholding obligations may be settled with Stock in an amount having a Fair Market Value not exceeding the minimum withholding tax payable by the participant with respect to the income recognized, including Stock that is subject to the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee shall establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.
(e) In the case of a grant of a Stock Option to any employee of a Company subsidiary, the Company, may, if the Committee so directs, issue or transfer the shares of Stock covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Stock to the employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.
(f) The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of law.

SECTION 10.  Effective Date of Plan.
      Subject to the approval of the stockholders of the Company, the Plan shall be effective on November 10, 1993.

STOCK OPTION AGREEMENT
THIS AGREEMENT dated as of the __ day of _________, between Service Corporation International, a Texas corporation (the "Company"), and ____________ (the "Employee").

                               W I T N E S S E T H:
      The Company has adopted the Service Corporation International 1993 Long-Term Incentive Stock Option Plan (the "Plan"). The Plan is made a part hereof with the same effect as if set forth in this Agreement. All capitalized terms that are used herein and not otherwise defined shall have the meanings set forth in the Plan.
      In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.    Grant of Options.
      Subject to the provisions of this Agreement and to the Plan, the Company hereby grants to the Employee the right and option (the "Options") to purchase (i) _____ shares of common stock, par value $1.00 per share ("Common Stock"), of the Company at an exercise price of $_______ per share and a Target Price of $_______ per share and (ii) _____ shares of Common Stock at an exercise price of $_______ per share and a Target Price of $_______ per share.

2.    Exercisability of Options.
      Any Option that is vested may be exercised in whole or in part at the times and in the manner set forth in the Plan; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which such Option is then exercisable if such number of shares is less than 100).

3.    Vesting of Options.
      Each Option granted hereunder shall vest in the circumstances set forth in the Plan or as set forth in this paragraph. During the four-year period commencing on the date of this Agreement each Option granted hereunder shall vest at such time as the Fair Market Value of the Common Stock shall have been equal to or greater than the Target Price with respect to such Option for each day in any period of 20 consecutive trading days. Any Option that has not vested at or prior to the close of business on the fourth anniversary of the date of this Agreement shall vest at the close of business on the thirteenth anniversary of the date of this Agreement if such Option has not previously terminated.

4.    No Right to Employment.
      Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue in the employ of the Company or any of its affiliate corporations or interfere in any way with the right of the Company or any such affiliate corporation to terminate such employment at any time.


                                                                        C 7

5.    Effect of Certain Changes.
(a)   If there is any change in the number of issued shares of Common
      Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of Options granted pursuant to this Agreement that have not been exercised or lapsed, and the price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of shares of Common Stock, provided, however, that any fractional shares resulting from such adjustment shall be eliminated.
(b) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be a Common Stock within the meaning of this Agreement and the Plan.
(c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

6.    Payment of Transfer Taxes, Fees
      and Other Expenses.
      The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Options, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.    Taxes and Withholdings.
      No later than the date of exercise of any Options granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Options.

8.    Notices.
      Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at 1929 Allen Parkway, Houston, Texas 77219, Attention: General Counsel and to the Employee at the address set forth on the last page of this Agreement or at such other address as either party may hereafter designate in writing to the other.

9.    Effect of Agreement.
      Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

10.   Laws Applicable to Construction.
      The Options have been granted, executed and delivered in the State of Texas, and the interpretation, performance and enforcement of this Agreement, shall be governed by the laws of the State of Texas, as applied to contracts executed in and performed wholly within the State of Texas.

11.   Interpretation.
      In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to
(i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

12.   Headings.
      The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

13.   Amendment.
      This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his hand.

                      SERVICE CORPORATION INTERNATIONAL
By:

- ----------------------------------------------------------------------------
(Employee's name)


- ----------------------------------------------------------------------------
(Address)


- ----------------------------------------------------------------------------


- ----------------------------------------------------------------------------



C 8

                                  [SCI LOGO]


                      Service Corporation International
                              1929 Allen Parkway
                               P.O. Box 130548
                          Houston, Texas 77219-0548

P R O X Y

                       SERVICE CORPORATION INTERNATIONAL
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Waltrip, L. William Heiligbrodt, GEORGE R. CHAMPAGNE and James M. Shelger and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation International (the "Company") to be held in the Texas Commerce Center Auditorium, First Floor, Texas Commerce Center, 601 Travis, Houston, Texas, on Thursday, May 11, 1995, at 10:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated below and on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting.

                                                   (change of address)

  Election of Directors, Nominees:          _________________________________
  Douglas M. Conway
  James J. Gavin, Jr.                       _________________________________
  B. D. Hunter
  John W. Mecom, Jr.                        _________________________________
  Samuel W. Rizzo
                                            _________________________________
                                            (If you have written in the above
                                            space, please mark the
                                            corresponding box on the reverse
                                            side of this card).
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                                 WITHHOLD
                        FOR     AUTHORITY                                               FOR  AGAINST  ABSTAIN
1. Election             / /        / /          2. Approval of the 1995 Stock Plan      / /    / /      / /
   of Directors                                    for Non-Employee Directors.

Vote FOR, except vote withheld from the         3. Approval of the 1995 Incentive       / /    / /      / /
following nominee(s) (to withhold authority        Equity Plan.
to vote for any individual nominee(s) write
that nominee's name in the space provided       4. Approval of the proposal             / /    / /      / /
below):                                            correcting the 1993 Long-Term
                                                   Incentive Stock Option Plan.
___________________________________________
                                                   If a choice is specified, this Proxy will be voted as
                                                   indicated. If no choice is specified, this Proxy will be
                                                   voted FOR election of directors listed in the proxy
                                                   statement, FOR approval of the 1995 Stock Plan for
                                                   Non-Employee Directors, FOR approval of the 1995 Incentive
                                                   Equity Plan and FOR approval of the proposal correcting
                                                   the 1993 Long-Term Incentive Stock Option Plan.


SIGNATURE(S) _____________________________________________ DATE __________, 1995

SIGNATURE(S) _____________________________________________ DATE __________, 1995

PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. JOINT OWNERS MUST EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS IT APPEARS HEREON.